Filed pursuant to Rule 424(b)(2)
                                 Registration No. 333-132747


                                 PROSPECTUS SUPPLEMENT
                                 (To Prospectus dated March 27, 2006)

Partial Principal Protected Notes

UBS AG $29,250,000 NOTES LINKED TO AN INTERNATIONAL INDEX BASKET
DUE MAY 31, 2011

Issuer (Booking Branch):         UBS AG (Jersey Branch)

Maturity Date:                   May 31, 2011 (investment term of 5 years)

No Interest Payments:            We will not pay you interest during the term of
                                 the Notes.

Index Basket:                    The Index Basket (the "Basket") will be
                                 composed of eight equity indices (each, a "Basket Index" and, together, the "Basket
                                 Indices"). The Basket Indices and their
                                 weightings in the Basket are as follows:

                                   BASKET INDICES                       WEIGHTS
                                 -----------------------------------------------
                                 Dow Jones EURO STOXX 50(R) Index
                                   ("EURO STOXX Index") ................. 15%
                                 Nikkei(R) 225 Index ("Nikkei Index") ... 15%
                                 FTSE/Xinhua China 25 Index(TM)
                                   ("China 25 Index") ................... 15%
                                 MSCI Brazil Index(SM)
                                   ("Brazil Index") ..................... 15%
                                 AMEX Hong Kong 30 Index
                                   ("HK Index") ......................... 10%
                                 Korea KOSPI(TM) 200 Index
                                   ("KOSPI2 Index") ..................... 10%
                                 MSCI Taiwan Index(SM)
                                   ("Taiwan Index") ..................... 10%
                                 MSCI Thailand Index(SM)
                                   ("Thailand Index") ................... 10%


Payment at Maturity:             At maturity, you will receive a cash payment
                                 per $10 principal amount of the Notes based on the Basket Return.

                                 o If the Basket Return is positive, you will receive your principal plus an additional payment equal to 137% of the Basket Return.


                                 o   If the Basket Return is between 0% and
                                     -10%, you will receive your principal.

                                 o If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

Basket Return:                   Basket Ending Level - Basket Starting Level
                                 -------------------------------------------
                                             Basket Starting Level

Basket Starting Level:           100

Basket Ending Level:             The Basket ending level will be calculated as
                                 follows: 100 x (1 + (15% of the EURO STOXX
                                 Index Return + 15% of the Nikkei Index Return +
                                 15% of the China 25 Index Return + 15% of the
                                 Brazil Index Return + 10% of the HK Index
                                 Return + 10% of the KOSPI2 Index Return + 10% of the Taiwan Index Return + 10% of the
                                 Thailand Index Return)). The Basket ending level will be calculated on May 24, 2011 (the
                                 "final valuation date").

CUSIP Number:                    G91654692

SEE "RISK FACTORS" BEGINNING ON PAGE S-10 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ................    100%             3.50%           96.50%
Total ................... $29,250,000      $1,023,750       $28,226,250

UBS INVESTMENT BANK                     UBS FINANCIAL SERVICES INC.
Prospectus Supplement dated May 24, 2006                         [UBS LOGO]

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE NOTES?

The Partial Principal Protected Notes (the "Notes") are medium-term notes issued by UBS, offering principal protection for a decline of up to 10% in the Index Basket (the "Basket") and 137% participation in any appreciation of the Basket. The return on the Notes is linked to the performance of the Basket, which in turn is based on the performance of eight indices (each a "Basket Index" and together, the "Basket Indices").

The Basket Indices and their relative weightings are set forth below:

               BASKET INDICES                                          WEIGHTS
               -----------------------------------------------------------------
               Dow Jones EURO STOXX 50(R) Index
                 ("EURO STOXX Index") ..........................         15%
               Nikkei(R) 225 Index ("Nikkei Index") ............         15%
               FTSE/Xinhua China 25 Index(TM) ("China 25 Index")         15%
               MSCI Brazil Index(SM) ("Brazil Index") ..........         15%
               AMEX Hong Kong 30 Index ("HK Index") ............         10%
               Korea KOSPI(TM) 200 Index ("KOSPI2 Index") ......         10%
               MSCI Taiwan Index(SM) ("Taiwan Index") ..........         10%
               MSCI Thailand Index(SM) ("Thailand Index") ......         10%

The relative weights of the Basket Indices will not change over the term of the Notes.

The EURO STOXX Index is a stock index maintained and distributed by STOXX Limited that is based on market capitalization and is designed to provide exposure to European large capitalization equity securities. The EURO STOXX Index is reported by Bloomberg L.P. under ticker symbol "SX5E."

The Nikkei Index is a price-weighted stock index calculated, published and disseminated by Nihon Keizar Shimbun, Inc. that measures the composite price performance of 225 Japanese stocks currently trading on the Tokyo Stock Exchange. The Nikkei Index is reported by Bloomberg L.P. under ticker symbol "NKY."

The China 25 Index is a real-time index calculated and published by FTSE Xinhua Index Limited, comprising 25 of the largest and most liquid Chinese stocks listed and trading on the Hong Kong Stock Exchange. The China 25 Index is reported by Bloomberg L.P. under the ticker symbol "XIN0I."

The Brazil Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Brazil. The Brazil Index is calculated by Morgan Stanley Capital International Inc. ("MSCI") and reported by Bloomberg L.P. under the ticker symbol "MXBR."

The KOSPI2 Index is a capitalization-weighted index of 200 Korean stocks which make up 90% of the total market value of the Korea Stock Exchange. The KOSPI2 Index is reported by Bloomberg L.P. under the ticker symbol "KOSPI2."

The HK Index is a broad market index published and compiled by the American Stock Exchange, Inc. that measures the composite price performance of 30 stocks actively traded on the Stock Exchange of Hong Kong Ltd. The HK Index is reported by Bloomberg L.P. under ticker symbol "HKX."

The Taiwan Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Taiwan. The Taiwan Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "TWY."

The Thailand Index is a free float-adjusted market capitalization index that is designed to measure equity market performance in Thailand. The Thailand Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXTH."

For further information concerning the Basket Indices, see "The Indices" on page S-16.

WHAT IS YOUR PAYMENT AT MATURITY?

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return.

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 137% of the Basket Return.

> If the Basket Return is between 0% and -10%, you will receive your principal.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

We will not pay you interest during the term of the Notes.

The "Basket Return," which may be positive or negative, will be calculated as follows:
           Basket Return = Basket Ending Level - Basket Starting Level
                           -------------------------------------------
                                      Basket Starting Level

The "Basket Starting Level" is 100 and the "Basket Ending Level" will be calculated as follows:

    100 x (1 + (15% of the EURO STOXX Index Return + 15% of the Nikkei Index Return + 15% of the China 25 Index Return + 15% of the Brazil Index Return + 10% of the HK Index Return + 10% of the KOSPI2 Index Return + 10% of the Taiwan Index Return + 10% of the Thailand Index Return)).

The return on each of the Basket Indices over the term of the Notes will be based on the appreciation or depreciation in the level of the respective Basket Index over the term of the Notes, as measured from May 24, 2006 (the "trade date") to May 24, 2011 (the "final valuation date").

For further information concerning the calculation of the return on each Basket Index and of the payment at maturity, see "What are the steps to calculate payment at maturity?" beginning on page S-4 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-50.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the opportunity to participate in the potential increase in the appreciation of the Basket from the trade date relative to the final valuation date. You will receive 137% of any Basket gains at maturity.

> PARTIAL PRINCIPAL PROTECTION--At maturity, your principal is fully protected against a decline of up to 10% in the Basket. If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%.

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-10.

> AT MATURITY, THE NOTES ARE EXPOSED TO ANY DECLINE IN THE LEVEL OF THE BASKET IN EXCESS OF 10%--If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE SOME OF YOUR PRINCIPAL AT MATURITY.

> PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD THE NOTES TO MATURITY--You should be willing to hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a discount and you will not have partial principal protection for a decline in the level of the Basket of up to 10%.

> MARKET RISK--The return on the Notes, which may be positive or negative, is linked to the performance of the Basket Indices, and will depend on whether, and the extent to which, the Basket Return is positive or negative.

> NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the securities included in the EURO STOXX Index (the "EURO STOXX Index Constituent Stocks"), the Nikkei Index (the "Nikkei Index Constituent Stocks"), the China 25 Index (the "China 25 Index Constituent Stocks"), the Brazil Index (the "Brazil Index Constituent Stocks"), the HK Index (the "HK Index Constituent Stocks"), the KOSPI2 Index (the "KOSPI2 Index Constituent Stocks"), the Taiwan Index (the "Taiwan Index Constituent Stocks") or the Thailand Index (the "Thailand Index Constituent Stocks," and together with the EURO STOXX Index Constituent Stocks, the Nikkei Index Constituent Stocks, the China 25 Index Constituent Stocks, the Brazil Index Constituent Stocks, the HK Index Constituent Stocks, the KOSPI2 Index Constituent Stocks and the Taiwan Index Constituent Stocks, the "Basket Constituent Stocks").

> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial discount.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You seek an investment with a return linked to the performance of the Basket Indices.

> You seek an investment that offers partial protection when the Notes are held to maturity.

>    You do not seek current income from this investment.

>    You are willing to hold the Notes to maturity.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You do not seek an investment with exposure to any of Europe, Japan, China, Brazil, Hong Kong, Korea, Taiwan or Thailand.

>    You are unable or unwilling to hold the Notes to maturity.

>    You seek an investment that is 100% principal protected.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>    You seek current income from your investment.

>    You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. SOME OF THESE TAX CONSEQUENCES ARE SUMMARIZED BELOW, BUT WE URGE YOU TO READ THE MORE DETAILED DISCUSSION IN "SUPPLEMENTAL TAX CONSIDERATIONS--SUPPLEMENTAL U.S. TAX CONSIDERATIONS" ON PAGE S-59.

Pursuant to the terms of the Notes, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled forward contract with respect to the Basket Indices. If your Notes are so treated, you would generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss would generally be long term capital gain or loss if you have held your Notes for more than one year.

IN THE OPINION OF OUR COUNSEL, SULLIVAN & CROMWELL LLP, IT WOULD BE REASONABLE TO TREAT YOUR NOTES IN THE MANNER DESCRIBED ABOVE. HOWEVER, BECAUSE THERE IS NO AUTHORITY THAT SPECIFICALLY ADDRESSES THE TAX TREATMENT OF THE NOTES, IT IS POSSIBLE THAT YOUR NOTES COULD ALTERNATIVELY BE TREATED FOR TAX PURPOSES IN THE MANNER DESCRIBED UNDER "SUPPLEMENTAL TAX CONSIDERATIONS--SUPPLEMENTAL U.S. TAX CONSIDERATIONS-- ALTERNATIVE TREATMENT" ON PAGE S-59.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1: CALCULATE THE EURO STOXX INDEX RETURN, THE NIKKEI INDEX RETURN, THE CHINA 25 INDEX RETURN, THE BRAZIL INDEX RETURN, THE HK INDEX RETURN, THE KOSPI2 INDEX RETURN, THE TAIWAN INDEX RETURN AND THE THAILAND INDEX RETURN.

The "EURO STOXX Index Return" is calculated based on the closing level of the EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

            EURO STOXX Index Return = EURO STOXX Index ending level -
                                      EURO STOXX Index starting level
                                      --------------------------------
                                       EURO STOXX Index starting level

where the EURO STOXX Index starting level is 3574.86 and the EURO STOXX Index ending level will be the closing level of the EURO STOXX Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

  Nikkei Index Return = Nikkei Index ending level - Nikkei Index starting level
                        --------------------------------------------------------
                                        Nikkei Index starting level

where the Nikkei Index starting level is 15907.2 and the Nikkei Index ending level will be the closing level of the Nikkei Index on the final valuation date.

The "China 25 Index Return" is calculated based on the closing level of the China 25 Index on the trade date relative to the final valuation date and is calculated as follows:

              China 25 Index Return = China 25 Index ending level -
                                      China 25 Index starting level
                                      -----------------------------
                                       China 25 Index starting level

where the China 25 Index starting level is 11032.56 and the China 25 Index ending level will be the closing level of the China 25 Index on the final valuation date.

The "Brazil Index Return" is calculated based on the closing level of the Brazil Index on the trade date relative to the final valuation date and is calculated as follows:

Brazil Index Return = Brazil Index ending level - Brazil Index starting level
                      -------------------------------------------------------
                                       Brazil Index starting level

where the Brazil Index starting level is 1675.35 and the Brazil Index ending level will be the closing level of the Brazil Index on the final valuation date.

The "HK Index Return" is calculated based on the closing level of the HK Index on the trade date relative to the final valuation date and is calculated as follows:

        HK Index Return = HK Index ending level - HK Index starting level
                          ------------------------------------------------
                                      HK Index starting level

where the HK Index starting level is 792.63 and the HK Index ending level will be the closing level of the HK Index on the final valuation date.

The "KOSPI2 Index Return" is calculated based on the closing level of the KOSPI2 Index on the trade date relative to the final valuation date and is calculated as follows:

  KOSPI2 Index Return = KOSPI2 Index ending level - KOSPI2 Index starting level
                        -------------------------------------------------------
                                      KOSPI2 Index starting level

where the KOSPI2 Index starting level is 173.36 and the KOSPI2 Index ending level will be the closing level of the KOSPI2 Index on the final valuation date.

The "Taiwan Index Return" is calculated based on the closing level of the Taiwan Index on the trade date relative to the final valuation date and is calculated as follows:

  Taiwan Index Return = Taiwan Index ending level - Taiwan Index starting level
                        -------------------------------------------------------
                                      Taiwan Index starting level

where the Taiwan Index starting level is 285.26 and the Taiwan Index ending level will be the closing level of the Taiwan Index on the final valuation date.

The "Thailand Index Return" is calculated based on the closing level of the Thailand Index on the trade date relative to the final valuation date and is calculated as follows:

              Thailand Index Return = Thailand Index ending level -
                                      Thailand Index starting level
                                      ------------------------------
                                       Thailand Index starting level

where the Thailand Index starting level is 283.51 and the Thailand Index ending level will be the closing level of the Thailand Index on the final valuation date.

STEP 2: CALCULATE THE BASKET ENDING LEVEL.

The Basket ending level will be calculated as follows:

    100 x (1 + (15% of the EURO STOXX Index Return + 15% of the Nikkei Index Return + 15% of the China 25 Index Return + 15% of the Brazil Index Return + 10% of the HK Index Return + 10% of the KOSPI2 Index Return + 10% of the Taiwan Index Return + 10% of the Thailand Index Return))

STEP 3: CALCULATE THE BASKET RETURN.

The Basket Return, which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

           Basket Return = Basket Ending Level - Basket Starting Level
                           -------------------------------------------
                                   Basket Starting Level

The Basket Starting Level is 100.

STEP 4: CALCULATE PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return:

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 137% of the Basket Return. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Participation Rate x Basket Return)).

> If the Basket Return is between 0% and -10%, you will receive your principal.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Basket Return + 10%)).

IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

HYPOTHETICAL EXAMPLES OF HOW THE NOTES PERFORM AT MATURITY The examples below are based on the following assumptions:

  Principal Amount:                         $10.00
  Basket Starting Level:                    100
  Participation Rate:                       137% if the Index Return is positive
  Partial Principal Protection:             10%
  Investment Term:                          5 years

--------------------------------------------------------------------------------
  EXAMPLE 1 -- THE BASKET RETURN IS 50%
--------------------------------------------------------------------------------

  Calculation of cash payment at maturity on the Notes
  ----------------------------------------------------
   If we assume that the Basket Ending Level is 150, the Basket Return would therefore be 50%. The investor would receive at maturity the principal amount of each Note plus a payment equal to 137% of the Basket Return, as set forth below:

   o Principal amount of each Note =                                      $10.00
     plus
   o Principal amount of each Note x 137% x Basket Return
     $10.00 x 137% x 50% =                                                 $6.85
                                                                         -------
                                                               TOTAL:     $16.85
                                                                         =======

  INVESTOR RECEIVES $16.85 AT MATURITY FOR EACH NOTE (A 68.5% TOTAL RETURN).

  Calculation of comparative return on a $10.00 direct investment in the Basket
  -----------------------------------------------------------------------------
   o Principal amount =                                                   $10.00
     plus
   o Principal amount x Basket Return
     $10.00 x 50% =                                                        $5.00
                                                                         -------
                                                               TOTAL:     $15.00
                                                                         =======

  ON A $10.00 DIRECT INVESTMENT, 15% OF WHICH IS COMPOSED OF THE EURO STOXX INDEX, 15% OF WHICH IS COMPOSED OF THE NIKKEI INDEX, 15% OF WHICH IS COMPOSED OF THE CHINA 25 INDEX, 15% OF WHICH IS COMPOSED OF THE BRAZIL INDEX, 10% OF WHICH IS COMPOSED OF THE HK INDEX, 10% OF WHICH IS COMPOSED OF THE KOSPI2 INDEX, 10% OF WHICH IS COMPOSED OF THE TAIWAN INDEX AND 10% OF WHICH IS COMPOSED OF THE THAILAND INDEX, AN INVESTOR WOULD RECEIVE $15.00 (A
  50% RETURN).

--------------------------------------------------------------------------------
  EXAMPLE 2 -- THE BASKET RETURN IS 120%
--------------------------------------------------------------------------------

  Calculation of cash payment at maturity on the Notes
  ----------------------------------------------------
   If we assume that the Basket Ending Level is 220, the Basket Return would therefore be 120%. The investor would receive at maturity the principal amount of each Note plus a payment equal to 137% of the Basket Return, as set forth below:

   o Principal amount of each Note =                                      $10.00
     plus
   o Principal amount of each Note x 137% x Basket Return
     $10.00 x 137% x 120% =                                               $16.44
                                                                         -------
                                                               TOTAL:     $26.44
                                                                         =======

  INVESTOR RECEIVES $26.44 AT MATURITY FOR EACH NOTE (A 164.4% TOTAL RETURN).

  Calculation of comparative return on a $10.00 direct investment in the Basket
  -----------------------------------------------------------------------------
   o Principal amount =                                                   $10.00
     plus
   o Principal amount x Basket Return
     $10.00 x 120% =                                                      $12.00
                                                                         -------
                                                               TOTAL:     $22.00
                                                                         =======

  ON A $10.00 DIRECT INVESTMENT, 15% OF WHICH IS COMPOSED OF THE EURO STOXX INDEX, 15% OF WHICH IS COMPOSED OF THE NIKKEI INDEX, 15% OF WHICH IS COMPOSED OF THE CHINA 25 INDEX, 15% OF WHICH IS COMPOSED OF THE BRAZIL INDEX, 10% OF WHICH IS COMPOSED OF THE HK INDEX, 10% OF WHICH IS COMPOSED OF THE KOSPI2 INDEX, 10% OF WHICH IS COMPOSED OF THE TAIWAN INDEX AND 10% OF WHICH IS COMPOSED OF THE THAILAND INDEX, AN INVESTOR WOULD RECEIVE $22.00 (A
  120% RETURN).

--------------------------------------------------------------------------------
  EXAMPLE 3 -- THE BASKET RETURN IS -10%
--------------------------------------------------------------------------------

  Calculation of cash payment at maturity on the Notes
  ----------------------------------------------------
   If we assume that the Basket Ending Level is 90, the Basket Return would therefore be -10%. Since the Notes provide partial principal protection for up to a 10% decline in the Basket, the investor would receive at maturity the full principal amount, as set forth below:

   Principal amount of each Note =                                        $10.00
                                                               TOTAL:     $10.00
                                                                         =======


  INVESTOR RECEIVES $10.00 AT MATURITY FOR EACH NOTE (A 0% TOTAL RETURN).

  Calculation of comparative return on a $10.00 direct investment in the Basket
  -----------------------------------------------------------------------------

   o Principal amount =                                                   $10.00
     plus
   o Principal amount x Basket Return
     $10.00 x (-10%) =                                                    -$1.00
                                                                         -------
                                                               TOTAL:      $9.00
                                                                         =======

  ON A $10.00 DIRECT INVESTMENT, 15% OF WHICH IS COMPOSED OF THE EURO STOXX INDEX, 15% OF WHICH IS COMPOSED OF THE NIKKEI INDEX, 15% OF WHICH IS COMPOSED OF THE CHINA 25 INDEX, 15% OF WHICH IS COMPOSED OF THE BRAZIL INDEX, 10% OF WHICH IS COMPOSED OF THE HK INDEX, 10% OF WHICH IS COMPOSED OF THE KOSPI2 INDEX, 10% OF WHICH IS COMPOSED OF THE TAIWAN INDEX AND 10% OF WHICH IS COMPOSED OF THE THAILAND INDEX, AN INVESTOR WOULD RECEIVE $9 (A 10% LOSS).

--------------------------------------------------------------------------------
  EXAMPLE 4 -- THE BASKET RETURN IS -50%
--------------------------------------------------------------------------------

  Calculation of cash payment at maturity on the Notes
  ----------------------------------------------------
   If we assume that the Basket Ending Level is 50, the Basket Return would therefore be -50%, which is less than -10%. The investor loses 1% (or fraction thereof) of the principal amount at maturity for every percentage point (or fraction thereof) the Basket Return is below -10%, as set forth below:

   o Principal amount of each Note =                                      $10.00
     plus
   o Principal amount of each Note x (Basket Return + 10%)
     $10.00 x (-50% + 10%)
     $10.00 x (-40%) =                                                    -$4.00
                                                                         -------
                                                               TOTAL:      $6.00
                                                                         =======


  INVESTOR RECEIVES $6.00 AT MATURITY FOR EACH NOTE (A 40% LOSS).

  Calculation of comparative return on a $10.00 direct investment in the Basket
  -----------------------------------------------------------------------------
   o Principal amount =                                                   $10.00
     plus
   o Principal amount x Basket Return
     $10.00 x (-50%) =                                                    -$5.00
                                                                         -------
                                                               TOTAL:      $5.00
                                                                         =======

  ON A $10.00 DIRECT INVESTMENT, 15% OF WHICH IS COMPOSED OF THE EURO STOXX INDEX, 15% OF WHICH IS COMPOSED OF THE NIKKEI INDEX, 15% OF WHICH IS COMPOSED OF THE CHINA 25 INDEX, 15% OF WHICH IS COMPOSED OF THE BRAZIL INDEX, 10% OF WHICH IS COMPOSED OF THE HK INDEX, 10% OF WHICH IS COMPOSED OF THE KOSPI2 INDEX, 10% OF WHICH IS COMPOSED OF THE TAIWAN INDEX AND 10% OF WHICH IS COMPOSED OF THE THAILAND INDEX, AN INVESTOR WOULD RECEIVE $5 (A 50% LOSS).

HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

The table and graph below represent the hypothetical performance of an investment in the Notes compared to an investment, 15% of which is composed of the EURO STOXX Index, 15% of which is composed of the Nikkei Index, 15% of which is composed of the China 25 Index, 15% of which is composed of the Brazil Index, 10% of which is composed of the HK Index, 10% of which is composed of the KOSPI2 Index, 10% of which is composed of the Taiwan Index and 10% of which is composed of the Thailand Index.

ASSUMPTIONS:
Principal Amount:                 $10
Term:                             5 Years
Basket Starting Level:            100
Participation Rate:               137% if the Index Return is positive
Partial Principal Protection:     10%
Basket Performance:               100% to -100%


       PERFORMANCE OF THE BASKET            PERFORMANCE OF THE NOTES
     -----------------------------        -------------------------------
         BASKET          BASKET            NOTES PAYMENT         NOTES
      ENDING LEVEL       RETURN*            AT MATURITY         RETURN*
     -----------------------------        -------------------------------

           200            100.0%              $23.70             137.0%
           190             90.0%              $22.33             123.3%
           180             80.0%              $20.96             109.6%
           160             60.0%              $18.22              82.2%
           140             40.0%              $15.48              54.8%
           120             20.0%              $12.74              27.4%
           110             10.0%              $11.37              13.7%
     -----------------------------        -------------------------------
           100              0.0%              $10.00               0.0%
     -----------------------------        -------------------------------
            95             -5.0%              $10.00               0.0%
     -----------------------------        -------------------------------
            90            -10.0%              $10.00               0.0%
     -----------------------------        -------------------------------
            80            -20.0%              $ 9.00             -10.0%
            70            -30.0%              $ 8.00             -20.0%
            60            -40.0%              $ 7.00             -30.0%
            50            -50.0%              $ 6.00             -40.0%
            20            -80.0%              $ 3.00             -70.0%
            0            -100.0%              $ 1.00             -90.0%

*Percentages have been rounded for ease of analysis

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

Risk Factors


YOUR INVESTMENT IN THE NOTES WILL INVOLVE RISKS. THE NOTES ARE NOT SECURED DEBT AND ARE RISKIER THAN ORDINARY UNSECURED DEBT SECURITIES. UNLIKE ORDINARY DEBT SECURITIES, YOU MAY LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT YOU INVEST. THE RETURN ON THE NOTES IS LINKED TO THE PERFORMANCE OF THE DOW JONES EURO STOXX 50(R) INDEX ("EURO STOXX INDEX"), THE NIKKEI(R) 225 INDEX (THE "NIKKEI INDEX"), THE FTSE/XINHUA CHINA 25 INDEX(TM) (THE "CHINA 25 INDEX"), THE MSCI BRAZIL INDEX(SM) ("BRAZIL INDEX"), THE AMEX HONG KONG 30 INDEX (THE "HK INDEX"), THE KOREA KOSPI(TM) 200 INDEX (THE "KOSPI2 INDEX"), THE MSCI TAIWAN INDEX(SM) (THE "TAIWAN INDEX") AND THE MSCI THAILAND INDEX(SM) (THE "THAILAND INDEX," AND TOGETHER WITH THE EURO STOXX INDEX, THE NIKKEI INDEX, THE CHINA 25 INDEX, THE BRAZIL INDEX, THE KOSPI2 INDEX, THE HK INDEX AND THE TAIWAN INDEX, THE "BASKET INDICES"). INVESTING IN THE NOTES IS NOT EQUIVALENT TO INVESTING DIRECTLY IN THE BASKET INDICES. THIS SECTION DESCRIBES THE MOST SIGNIFICANT RISKS RELATING TO AN INVESTMENT IN THE NOTES. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

YOU MAY LOSE UP TO 90% YOUR PRINCIPAL.

The Notes combine features of equity and debt. The Notes differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity or interest during the term of the Notes. Instead, we will pay you in cash at maturity an amount based on the performance of the Basket Indices, subject to partial principal protection for declines of up to 10% in the Basket. The Notes are exposed to a decline in the Basket greater than 10%. You will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. ACCORDINGLY, YOU CAN LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY IF THE BASKET DECLINES BY MORE THAN 10% OVER THE TERM OF THE NOTES.

THE BASKET IS COMPOSED OF THE EIGHT BASKET INDICES; ANY POSITIVE RETURN IN ANY BASKET INDEX MAY BE OFFSET BY A NEGATIVE RETURN IN ANOTHER BASKET INDEX.

The Notes are linked to the performance of a Basket, 15%% of which is composed of the EURO STOXX Index, 15% of which is composed of the Nikkei Index, 15% of which is composed of the China 25 Index, 15% of which is composed of the Brazil Index, 10% of which is composed of the HK Index, 10% of which is composed of the KOSPI2 Index, 10% of which is composed of the Taiwan Index and 10% of which is composed of the Thailand Index. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Index on the trade date relative to the final valuation date, weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative Basket Return. For example, a 10% EURO STOXX Index Return and a 10% China 25 Index Return would be completely offset by a combination of a -30% Nikkei Index Return, a -20% Brazil Index Return, a -25% HK Index Return, a -25% KOSPI2 Index Return, a -25% Taiwan Index Return, and a -30% Thailand Index Return, resulting in a Basket Return of -15% and a corresponding total return on the Notes of -5%.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE BASKET CONSTITUENT STOCKS.

The return on your Notes may not reflect the return you would realize if you actually owned the Basket Constituent Stocks. This is the case because the level of the Basket Indices are calculated in part by reference to the prices of the Basket Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the level of the Basket increases during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Notes declines.

RISK FACTORS
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CHANGES THAT AFFECT THE BASKET WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of STOXX Limited (a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange) (the "EURO STOXX Index Sponsor") with respect to the EURO STOXX Index, Nihon Keizai Shimbun, Inc. (the "Nikkei Index Sponsor") with respect to the Nikkei Index, FTSE Xinhua Index Limited (the "China 25 Index Sponsor") with respect to the China 25 Index, The American Stock Exchange, Inc. (the "HK Index Sponsor") with respect to the HK Index, the Korea Stock Exchange (the "KOSPI2 Index Sponsor") with respect to the KOSPI2 Index and Morgan Stanley Capital International Inc. ("MSCI") with respect to the Brazil, Taiwan and Thailand Indices (the EURO STOXX Index Sponsor, the Nikkei Index Sponsor, the China 25 Index Sponsor, the HK Index Sponsor, the KOSPI2 Index Sponsor and MSCI are collectively referred to as the "Index Sponsors") concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its respective Basket Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur or if the Basket ending level is not available because of a market disruption event or for any other reason, the calculation agent-which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Basket ending level or fair market value of the Notes--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not have protection for a decline in the Basket of up to 10%.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY MANY UNPREDICTABLE FACTORS, INCLUDING VOLATILE EQUITIES PRICES.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally, the levels of the Basket Indices on any day will affect the market value of the Notes more than any other factor. Other factors referenced below that may influence the market value of the Notes include:

> the volatility of each Basket Index (I.E., the frequency and magnitude of changes in the level of each Basket Index);

>    the market prices of the Basket Constituent Stocks;

> the composition of each Basket Index and changes to its Basket Constituent Stocks;

> the dividend rate paid on Basket Constituent Stocks (while not paid to the holders of the Notes,

RISK FACTORS
--------------------------------------------------------------------------------

     dividend payments on Basket Constituent Stocks may influence the market price of Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Notes);

> the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Basket Constituent Stocks are denominated;

> interest rates in the U.S. market and in each market related to the Basket Constituent Stocks;

>    the time remaining to the maturity of the Notes;

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

> economic, financial, political, regulatory, judicial or other events that affect the levels of the Basket Indices or the market price of the Basket Constituent Stocks or that affect stock markets generally; and

>    the creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor.

HISTORICAL PERFORMANCE OF THE BASKET INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE BASKET INDICES DURING THE TERM OF THE NOTES.

The trading prices of the Basket Constituent Stocks will determine the level of each Basket Index. The historical performance of each Basket Index should not be taken as an indication of the future performance of each Basket Index. As a result, it is impossible to predict whether the level of any Basket Index will rise or fall. Trading prices of the Basket Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Basket Constituent Stocks discussed above.

THE BASKET RETURN FOR THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE EURO STOXX INDEX, THE NIKKEI INDEX, THE CHINA 25 INDEX, THE BRAZIL INDEX, THE HK INDEX, THE KOSPI2 INDEX, THE TAIWAN INDEX OR THE THAILAND INDEX.

Although all of the Basket Constituent Stocks are traded in currencies other than U.S. dollars, and the Notes are denominated in U.S. dollars, the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Basket Constituent Stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the Notes. The amount we pay in respect of the Notes on the maturity date will be based solely upon the Basket Return. See "Specific Terms of the Notes--Payment at Maturity" beginning on page S-50.

THE FORMULA FOR DETERMINING THE REDEMPTION AMOUNT DOES NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE BASKET INDICES.

Changes in the Basket Indices during the term of the Notes before the final valuation date will not be reflected in the calculation of the redemption amount payable, if any, at maturity. The calculation agent will calculate the redemption amount by comparing only the level of eachBasket Index on the trade date and the level of each Basket Index on the final valuation date. No other levels will be taken into account. As a result, you may lose some or all of your investment even if a particular Basket Index has risen at certain times during the term of the Notes before falling to a level below its starting level on the final valuation date.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE BASKET CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE BASKET CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of the Basket Constituent Stocks may have.

RISK FACTORS
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THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE BASKET CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE BASKET CONSTITUENT STOCKS OR ONE OR MORE OF THE BASKET INDICES, MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-57, we or one or more affiliates may hedge our obligations under the Notes by purchasing the Basket Constituent Stocks, futures or options on the Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Basket Constituent Stocks or one or more of the Basket Indices, and we may adjust these hedges by, among other things, purchasing or selling the Basket Constituent Stocks, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Basket Constituent Stocks and the level of one or more of the Basket Indices and, therefore, the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the Basket Constituent Stocks and other investments relating to the Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block trades. Any of these activities could adversely affect the market price of the Basket Constituent Stocks, and the level of one or more Basket Indices and, therefore, the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Basket Constituent Stocks or one or more Basket Indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Basket Indices and the Basket Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Basket Indices, could be adverse to such holders' interests as beneficial owners of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Moreover, UBS and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Basket Constituent Stocks and one or more of the Basket Indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS, UBS Securities LLC or other

RISK FACTORS
--------------------------------------------------------------------------------

affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Notes.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSORS AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in "The Indices" beginning on page S-16) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If the Index Sponsors discontinue or suspend the calculation of their respective Basket Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-53 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation" on page S-55. The Index Sponsors are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Basket Indices and the Index Sponsors.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-56. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Constituent Stocks or one or more of the Basket Indices has occurred or is continuing on the day when the calculation agent will determine the ending level for a particular Basket Index. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE BASKET ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Basket ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date in respect of one or more Basket Indices. If such a postponement occurs, then the calculation agent will instead use the closing level of the particular Basket Index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days. If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final valuation date. If a market disruption event occurs or is occurring on the last possible final valuation date, the calculation agent will make a good faith estimate in its sole discretion of the Basket ending level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-53.

RISK FACTORS
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AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

The Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. For example, if China were to allow its currency to float, it could have a negative impact on the value of the stock of Chinese companies and thereby decrease the level of the China 25 Index. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency. The economies of many foreign countries have been characterized by uneven, negative or low rates of growth in the past. Many foreign stocks have performed poorly over an extended period.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-4, "Supplemental Tax Considerations" on page S-59, and the sections "U.S. Tax Considerations" and "Tax Considerations Under the Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

--------------------------------------------------------------------------------

The Indices


THE DOW JONES EURO STOXX 50(R) INDEX

We have derived all information regarding the Dow Jones EURO STOXX 50(R) Index (the "EURO STOXX Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the "EURO STOXX Index Sponsor"). The EURO STOXX Index Sponsor owns the copyright and all other rights to the EURO STOXX Index. The EURO STOXX Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX Index. We do not assume any responsibility for the accuracy or completeness of such information.

The EURO STOXX Index seeks to provide exposure to European large capitalization equity securities. The EURO STOXX Index universe is defined as all components of the 18 Dow Jones EURO STOXX Supersector indices. The Dow Jones EURO STOXX Supersector indices represent the Eurozone portion of the Dow Jones STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 17 European countries. The EURO STOXX Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The EURO STOXX Index Constituent Stocks are traded in Euros and in other European currencies.

For each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones STOXX TMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the EURO STOXX Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the EURO STOXX Index Sponsor's Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the EURO STOXX Index ranked between 41 and 60 are added as EURO STOXX Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the EURO STOXX Index contains 50 stocks. The EURO STOXX Index composition is reviewed annually in September and is subject to change.

The EURO STOXX Index is weighted by free-float market capitalization. Each component's weight is capped at 10% of the EURO STOXX Index's total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the EURO STOXX Index Constituent Stocks.

The EURO STOXX Index is denominated in Euros. The EURO STOXX Index Return will be calculated based on the closing levels of the EURO STOXX Index, as reported by Bloomberg L.P. under ticker symbol "SX5E."

STOCKS INCLUDED IN THE EURO STOXX INDEX

According to publicly available information as of May 24, 2006, securities comprising the EURO STOXX Index consist of the companies listed below. The weighting of each of the EURO STOXX Index Constituent Stocks within the EURO STOXX Index is also provided.

THE INDICES
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NAME                                           COUNTRY              SECTOR                            % WEIGHT
-------                                      -----------           ---------                         -----------
Total SA                                    France                Energy                                6.34%
Sanofi-Aventis                              France                Consumer, Non-cyclical                4.19%
Banco Santander Central Hispano SA          Spain                 Financial                             3.80%
Nokia OYJ                                   Finland               Communications                        3.73%
BNP Paribas                                 France                Financial                             3.51%
UniCredito Italiano SpA                     Italy                 Financial                             3.36%
ING Groep NV                                Netherlands           Financial                             3.32%
E.ON AG                                     Germany               Utilities                             3.31%
ENI SpA                                     Italy                 Energy                                3.15%
Siemens AG                                  Germany               Industrial                            3.05%
Banco Bilbao Vizcaya Argentaria SA          Spain                 Financial                             2.95%
Telefonica SA                               Spain                 Communications                        2.86%
Allianz AG                                  Germany               Financial                             2.67%
Societe Generale                            France                Financial                             2.66%
Deutsche Bank AG                            Germany               Financial                             2.49%
AXA SA                                      France                Financial                             2.34%
ABN AMRO Holding NV                         Netherlands           Financial                             2.24%
DaimlerChrysler AG                          Germany               Consumer, Cyclical                    2.10%
Fortis                                      Belgium               Financial                             2.00%
SAP AG                                      Germany               Technology                            1.94%
Suez SA                                     France                Utilities                             1.88%
Deutsche Telekom AG                         Germany               Communications                        1.79%
BASF AG                                     Germany               Basic Materials                       1.78%
Vivendi SA                                  France                Communications                        1.73%
Assicurazioni Generali SpA                  Italy                 Financial                             1.68%
Unilever NV                                 Netherlands           Consumer, Non-cyclical                1.64%
RWE AG                                      Germany               Utilities                             1.64%
Koninklijke Philips Electronics NV          Netherlands           Industrial                            1.60%
Enel SpA                                    Italy                 Utilities                             1.57%
France Telecom SA                           France                Communications                        1.53%
Carrefour SA                                France                Consumer, Non-cyclical                1.47%
Bayer AG                                    Germany               Basic Materials                       1.36%
Endesa SA                                   Spain                 Utilities                             1.35%
Telecom Italia SpA                          Italy                 Communications                        1.28%
Groupe Danone                               France                Consumer, Non-cyclical                1.24%
Muenchener Rueckversicherungs AG            Germany               Financial                             1.19%
Repsol YPF SA                               Spain                 Energy                                1.15%
L'Oreal SA                                  France                Consumer, Non-cyclical                1.12%
Credit Agricole SA                          France                Financial                             1.08%
Iberdrola SA                                Spain                 Utilities                             1.06%
LVMH Moet Hennessy Louis Vuitton SA         France                Diversified                           1.05%
Aegon NV                                    Netherlands           Financial                             1.01%
Cie de Saint-Gobain                         France                Industrial                            1.00%
Air Liquide                                 France                Basic Materials                       0.98%
Renault SA                                  France                Consumer, Cyclical                    0.96%
Lafarge SA                                  France                Industrial                            0.85%
Allied Irish Banks Plc                      Ireland               Financial                             0.84%
Sanpaolo IMI SpA                            Italy                 Financial                             0.83%
Alcatel SA                                  France                Communications                        0.81%
Koninklijke Ahold NV                        Netherlands           Consumer, Non-cyclical                0.53%

THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE EURO STOXX INDEX

Since its inception, the EURO STOXX Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the EURO STOXX Index during any period shown below is not an indication that the value of the EURO STOXX Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the EURO STOXX Index do not give an indication of the future performance of the EURO STOXX Index. UBS cannot make any assurance that the future performance of the EURO STOXX Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the EURO STOXX Index as of May 24, 2006 was 3574.86. The actual EUROSTOXX Index starting level will be the closing level of the EUROSTOXX Index on the trade date.

The graph below illustrates the performance of the EURO STOXX Index from January 30, 1987 through May 24, 2006.


           [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED REPORT]


           1987        859.08
                       840.97
                       869.44
                       881.46
                       866.41
                        905.3
                       955.83
                       951.06
                       930.71
                       730.75
                       658.03
                       648.13
                       635.95
                       708.88
                       701.56
                       710.55
                       711.12
                       760.54
                       780.03
                       761.63
                       809.03
                       837.84
                       828.32
                       861.36
           1989        880.79
                       852.86
                       883.82
                       901.71
                       923.42
                       953.51
                       997.91
                       1038.1
                      1032.57
                       970.43
                      1023.52
                      1098.49
                      1069.92
                      1048.91
                      1115.39
                      1087.94
                      1116.83
                      1120.33
                      1116.48
                       962.15
                       845.96
                       889.57
                       872.81
                       858.72
           1991        871.77
                       959.23
                       982.08
                      1002.08
                      1045.52
                      1003.15
                      1000.94
                      1016.62
                         1007
                      1003.13
                       985.85
                         1000
                      1045.71
                      1082.35
                      1060.78
                      1085.06
                      1105.18
                      1056.93
                       988.96
                       951.68
                       968.58
                       980.05
                      1012.37
                      1033.51
           1993       1043.55
                      1128.36
                      1140.82
                      1114.25
                      1113.68
                      1157.58
                      1236.14
                      1321.88
                      1285.92
                      1359.41
                      1326.28
                      1433.34
                      1456.88
                      1396.06
                      1365.74
                      1427.37
                      1358.74
                       1284.6
                       1373.6
                      1397.12
                      1302.53
                      1327.67
                      1323.35
                      1320.59
           1995       1296.71
                      1312.78
                      1300.13
                      1346.68
                      1377.67
                      1362.52
                      1435.52
                      1432.86
                       1419.6
                      1407.17
                       1455.1
                      1506.82
                      1611.05
                      1595.64
                      1612.24
                      1671.13
                      1673.76
                       1665.9
                      1590.93
                      1601.43
                      1694.51
                      1700.54
                      1817.95
                      1850.32
           1997       2005.36
                      2077.22
                      2137.28
                      2164.68
                      2220.86
                      2398.41
                      2674.83
                      2407.58
                      2581.36
                      2331.25
                      2423.74
                      2531.99
                      2676.03
                      2878.04
                      3153.32
                      3120.94
                      3357.77
                      3406.82
                      3480.63
                      2978.12
                      2670.97
                      2887.11
                      3179.09
                      3342.32
           1999       3547.15
                      3484.24
                      3559.86
                      3757.87
                      3629.46
                      3788.66
                      3638.62
                      3769.14
                      3669.71
                      3922.91
                      4314.38
                      4904.46
                      4684.48
                      5182.62
                      5249.55
                      5303.95
                      5200.89
                      5145.35
                       5122.8
                      5175.12
                      4915.18
                      5057.46
                      4790.08
                      4772.39
           2001        4779.9
                      4318.88
                         4185
                      4525.01
                      4426.24
                      4243.91
                      4091.38
                      3743.97
                      3296.66
                      3478.63
                      3658.27
                      3806.13
                      3670.26
                      3624.74
                      3784.05
                      3574.23
                      3425.79
                      3133.39
                      2685.79
                      2709.29
                      2204.39
                      2518.99
                      2656.85
                      2386.41
           2003       2248.17
                      2140.73
                      2036.86
                      2324.23
                      2330.06
                      2419.51
                      2519.79
                      2556.71
                      2395.87
                      2575.04
                      2630.47
                      2760.66
                      2839.13
                      2893.18
                      2787.49
                      2787.48
                      2736.83
                      2811.08
                      2720.05
                      2670.79
                       2726.3
                      2811.72
                      2876.39
                      2951.24
           2005       2984.59
                      3058.32
                      3055.73
                       2930.1
                       3076.7
                      3181.54
                      3326.51
                      3263.78
                      3428.51
                      3320.15
                      3447.07
                      3578.93
                      3691.41
                      3774.51
                      3833.48
                      3853.74
                       3839.9
                      3862.24
                      3574.86



SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the EURO STOXX Index Sponsor, which grants us a license in exchange for a fee to use the EURO STOXX Index in connection with the issuance of certain securities, including the Notes.

"Dow Jones EURO STOXX 50(R)" is a service mark of the EURO STOXX Index Sponsor. The EURO STOXX Index Sponsor has no relationship to UBS, other than the licensing of the EURO STOXX Index and its service marks for use in connection with the Notes.

The EURO STOXX Index Sponsor does NOT:

>    Sponsor, endorse, sell or promote the Notes.

> Recommend that any person invest in the Notes or any other financial products.

> Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes.

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> Have any responsibility or liability for the administration, management or marketing of the Notes.

> Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the EURO STOXX Index or have any obligation to do so.

The EURO STOXX Index Sponsor will not have any liability in connection with the Notes. Specifically, the EURO STOXX Index Sponsor does not make any warranty, express or implied, and the EURO STOXX Index Sponsor disclaims any warranty about:

> the results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the EURO STOXX Index and the data included in the EURO STOXX Index;

>    the accuracy or completeness of the EURO STOXX Index or its data;

> the merchantability and the fitness for a particular purpose or use of the EURO STOXX Index or its data;

> the EURO STOXX Index Sponsor will have no liability for any errors, omissions or interruptions in the EURO STOXX Index or its data; and

> under no circumstances will the EURO STOXX Index Sponsor be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the EURO STOXX Index Sponsor knows that they might occur.

The licensing relating to the use of the EURO STOXX Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

THE NIKKEI(R) 225 INDEX

All information in this prospectus supplement regarding the Nikkei(R) 225 Index (the "Nikkei Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the "Nikkei Index Sponsor"). The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index. The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All Nikkei Index Constituent Stocks trade on the TSE in Japanese yen. All 225 Nikkei Index Constituent Stocks are stocks listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The Nikkei Index is a modified, price-weighted index. Each stock's weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each Index Constituent Stock in the

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Nikkei Index (each such stock, a "Nikkei Index Constituent Stock") by the corresponding weighting factor for that Nikkei Index Constituent Stock, calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set in 1949 at 225, was 24.29 as of May 24, 2006 and is subject to periodic adjustments as described below. The weighting factor for each Nikkei Index Constituent Stock is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each Nikkei Index Constituent Stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index Constituent Stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Index Constituent Stocks, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the Nikkei Index Constituent Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Nikkei Index Constituent Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

Nikkei Index Constituent Stocks may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index Constituent Stocks except when a Nikkei Index Constituent Stock is deleted in accordance with the following criteria.

Any Nikkei Index Constituent Stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index Constituent Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the Nikkei Index Constituent Stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the Nikkei Index Constituent Stock to the Second Section of the TSE. In addition, Nikkei Index Constituent Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a Nikkei Index Constituent Stock from the Nikkei Index Constituent Stocks, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted Index Constituent Stock. Until such replacement, the Nikkei Index will be calculated with the Nikkei Index Constituent Stocks less the deleted Index Constituent Stock.

A list of the issuers of the Nikkei Index Constituent Stocks is available from the NKS Economic Electronic Databank System and from the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on

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any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on Nikkei Index Constituent Stocks, and these limitations may, in turn, adversely affect the value of the Notes.

HISTORICAL CLOSING LEVELS OF THE NIKKEI INDEX

Since its inception, the Nikkei Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nikkei Index during any period shown below is not an indication that the value of the Nikkei Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the Nikkei Index do not give any indication of the future performance of the Nikkei Index. UBS cannot make any assurance that the future performance of the Nikkei Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Nikkei Index as of May 24, 2006 was 15907.2. The actual Nikkei Index starting level will be the closing level of the Nikkei Index on the trade date.

The following graph sets forth the historical performance of the Nikkei Index from January 30, 1987 through May 24, 2006.


           [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED REPORT]


         Date            Px Last
           1987       20048.3
                      20421.7
                      21566.7
                      23274.8
                      24772.4
                      24176.4
                      24488.1
                      26029.2
                      26010.9
                        22765
                      22686.8
                        21564
                      23622.3
                      25242.8
                      26260.3
                      27434.1
                      27416.7
                      27769.4
                      27911.6
                      27365.9
                      27923.7
                      27982.5
                      29578.9
                        30159
           1989       31581.3
                      31985.6
                      32838.7
                      33713.4
                      34266.8
                      32948.7
                      34953.9
                      34431.2
                      35636.8
                      35549.4
                      37268.8
                      38915.9
                      37188.9
                        34592
                      29980.4
                      29584.8
                      33130.8
                      31940.2
                      31035.7
                      25978.4
                      20983.5
                      25194.1
                      22454.6
                      23848.7
           1991       23293.1
                      26409.2
                        26292
                      26111.2
                      25789.6
                        23291
                      24120.8
                      22335.9
                      23916.4
                      25222.3
                      22687.3
                      22983.8
                      22023.1
                      21338.8
                      19345.9
                      17390.7
                      18347.8
                      15951.7
                      15910.3
                      18061.1
                      17399.1
                      16767.4
                      17683.7
                      16924.9
           1993       17023.8
                      16953.3
                      18591.4
                      20919.2
                      20552.3
                        19590
                      20380.1
                      21026.6
                      20105.7
                        19703
                      16406.5
                      17417.2
                      20229.1
                      19997.2
                      19111.9
                      19725.2
                      20973.6
                      20643.9
                      20449.4
                      20628.5
                      19563.8
                      19989.6
                      19075.6
                      19723.1
           1995       18649.8
                      17053.4
                        16140
                      16806.8
                      15436.8
                      14517.4
                      16677.5
                      18117.2
                      17913.1
                      17654.6
                      18744.4
                      19868.2
                      20812.7
                      20125.4
                      21406.8
                      22041.3
                      21956.2
                      22530.8
                      20692.8
                      20166.9
                      21556.4
                      20466.9
                      21020.4
                      19361.3
           1997         18330
                        18557
                      18003.4
                      19151.1
                      20068.8
                        20605
                      20331.4
                      18229.4
                      17887.7
                      16458.9
                      16636.3
                      15258.7
                      16628.5
                      16831.7
                      16527.2
                      15641.3
                      15670.8
                      15830.3
                        16379
                      14107.9
                      13406.4
                      13564.5
                      14883.7
                      13842.2
           1999       14499.2
                      14367.5
                      15836.6
                      16701.5
                      16111.7
                      17529.7
                      17861.9
                      17436.6
                      17605.5
                      17942.1
                      18558.2
                      18934.3
                      19539.7
                      19959.5
                      20337.3
                      17973.7
                      16332.5
                      17411.1
                      15727.5
                      16861.3
                      15747.3
                      14539.6
                      14648.5
                      13785.7
           2001       13843.5
                      12883.5
                      12999.7
                      13934.3
                      13262.1
                        12969
                      11860.8
                      10713.5
                      9774.68
                      10366.3
                      10697.4
                      10542.6
                       9997.8
                      10587.8
                      11024.9
                      11492.5
                      11763.7
                      10621.8
                      9877.94
                       9619.3
                      9383.29
                      8640.48
                      9215.56
                      8578.95
           2003       8339.94
                      8363.04
                      7972.71
                      7831.42
                      8424.51
                      9083.11
                      9563.21
                      10343.5
                        10219
                      10559.6
                      10100.6
                      10676.6
                      10783.6
                      11041.9
                      11715.4
                      11761.8
                      11236.4
                      11858.9
                      11325.8
                      11081.8
                      10823.6
                      10771.4
                      10899.2
                      11488.8
           2005       11387.6
                      11740.6
                        11669
                      11008.9
                      11276.6
                        11584
                      11899.6
                      12413.6
                      13574.3
                      13606.5
                      14872.2
                      16111.4
                      16649.8
                      16205.4
                      16238.4
                      17059.7
                      16906.2
                      17153.8
                      15907.2





SOURCE: BLOOMBERG L.P.

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LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the Nikkei Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Notes or any member of the public regarding the advisability of investing in securities generally, or in the Notes in particular, or the ability of the Nikkei Index to track general stock market performance.

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the Notes. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Notes in determining, composing or calculating the Nikkei Index. The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Notes payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Notes.

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

"Nikkei(R)" is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the Notes.

THE FTSE/XINHUA CHINA 25 INDEX(TM)

All information in this prospectus supplement regarding the FTSE/Xinhua China 25 Index(TM) (the "China 25 Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Xinhua Index Limited or any of its affiliates (the "China 25 Index Sponsor"). The China 25 Index Sponsor owns the copyright and all other rights to the China 25 Index. The China 25 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the China 25 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the China 25 Index is not an indication of future performance. Future performance of the China 25 Index may differ significantly from historical performance, either positively or negatively.

The China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors. The China 25 Index is a real-time index consisting of 25 of the largest and most liquid Chinese stocks (each, a "China 25 Index Constituent Stock") listed and trading on the Hong Kong Stock Exchange (HKSE). The shares comprised by the China 25 Index are classified as "H Shares" or "Red Chip Shares." H Shares are securities of companies incorporated in the People's Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. H Shares are quoted and traded in Hong Kong dollars (HKD). Like other securities trading on the HKSE, there are no restrictions on who can trade H Shares. Red Chip Shares are securities of Hong Kong incorporated companies that trade on the HKSE. These securities are quoted and traded in HKD. Red Chip Shares are shares of companies that are

THE INDICES
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substantially owned directly or indirectly by the Chinese Government and have a majority of their business interests in mainland China. The China 25 Index is published every 15 seconds between 10:00 a.m. and 4:15 p.m., Hong Kong time, using last trade prices. End of day data is as of 4:30 p.m. The China 25 Index is not calculated on Hong Kong public holidays.

The China 25 Index is calculated using the free float index calculation methodology of FTSE Group. The index is calculated using the following formula:

                      (sigma)(p)(n)(e)(n)(s)(n)(f)(n)(c)(n)
                      -------------------------------------
                                      (d)

where P is the latest trade price of the component security N, E is the exchange rate required to convert the security's home currency into the index's base currency, S is the number of shares of the security in issue, F is the portion of free floating shares, adjusted in accordance with the policies of the China 25 Index Sponsor, C is the capping factor published by the China 25 Index Sponsor at the most recent quarterly review of the index, and D is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the index. The China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations.

Under this methodology, the China 25 Index Sponsor excludes from free floating shares trade investments in a China 25 Index constituent company by another China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a China 25 Index Constituent Stock is applied in bands, as follows:


Free float less than or equal to 15%                         Ineligible for inclusion in the China 25 Index, unless free float is also greater than 5% and the full capitalization is greater than
                                                             US$2.5 billion (or local currency equivalent), in which case actual free float is used.

Free float greater than 15% but less than or equal to 20%              20%

Free float greater than 20% but less than or equal to 30%              30%

Free float greater than 30% but less than or equal to 40%              40%

Free float greater than 40% but less than or equal to 50%              50%

Free float greater than 50% but less than or equal to 75%              75%

Free float greater than 75%                                           100%

These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a China 25 Index Constituent Stock's free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage points threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float

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restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above.

As of December 2005, the China 25 Index adopted a new classification system, the Industry Classification Benchmark ("ICB"). The ICB replaced the FTSE Global Classification System formerly used by the China 25 Index and covers over 45,000 securities worldwide. The new structure is a merger industry classification systems of the FTSE Group and Dow Jones Indexes, creating a single, definitive structure for the market. The primary purpose of the ICB is to provide a service to investors and other interested persons by grouping companies according to homogenous subsectors in such a way that general industrial and economic themes may be common to all companies in the sector. The sectors themselves will be aggregated into supersectors, which will be aggregated into industries.

The China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock's free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

PRICE. The China 25 Index Sponsor must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. The China 25 Index Sponsor may exclude a security from the China 25 Index if it considers that an "accurate and reliable" price is not available. The China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

LIQUIDITY. Securities in the China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by the China 25 Index Sponsor will not be eligible for inclusion in the China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

NEW ISSUES. New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

The China 25 Index, like other indices of the China 25 Index Sponsor, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the China 25 Index.

STOCKS INCLUDED IN THE CHINA 25 INDEX

According to publicly available information as of May 24, 2006, the China 25 Index Constituent Stocks consisted of stocks of the companies below. The weight of each of the China 25 Index Constituent Stocks within the China 25 Index is also provided.

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NAME                                                                  % WEIGHT
-----------                                                           ----------
China Mobile Hong Kong Ltd                                              9.83%
PetroChina Co Ltd                                                       9.48%
CNOOC Ltd                                                               6.96%
China Petroleum & Chemical Corp                                         6.80%
China Construction Bank                                                 6.22%
China Life Insurance Co Ltd                                             5.68%
China Shenhua Energy Co Ltd                                             5.21%
Ping An Insurance Group Co of China Ltd                                 4.93%
China Merchants Holdings International C                                4.36%
Bank of Communications Co Ltd                                           4.28%
Citic Pacific Ltd                                                       3.72%
BOC Hong Kong Holdings Ltd                                              3.67%
China Unicom Ltd                                                        3.53%
China Telecom Corp Ltd                                                  3.22%
China Resources Enterprise                                              3.10%
COSCO Pacific Ltd                                                       2.88%
China Netcom Group Corp Hong Kong Ltd                                   2.70%
Huaneng Power International Inc                                         2.70%
Aluminum Corp of China Ltd                                              2.28%
Yanzhou Coal Mining Co Ltd                                              1.94%
Sinopec Shanghai Petrochemical Co Ltd                                   1.44%
PICC Property & Casualty Co Ltd                                         1.40%
Datang International Power Generation Co                                1.38%
Zhejiang Expressway Co Ltd                                              1.35%
Jiangsu Express                                                         0.94%

HISTORICAL CLOSING LEVELS OF THE CHINA 25 INDEX

All historical data presented in the following graph on the China 25 Index are not necessarily indicative of the future performance of the China 25 Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the China 25 Index during any period set forth below is not any indication that the China 25 Index is more or less likely to decline at any time during the term of the Notes. UBS cannot make any assurance that the future performance of the China 25 Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the China 25 Index as of May 24, 2006 was 11032.56. The actual China 25 Index starting level will be the closing level of the China 25 Index on the trade date.

The following graph sets forth the historical performance of the China 25 Index from March 30, 2001 through May 24, 2006.


[THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED REPORT]

           2001       4877.51     3/30/2001       4877.51
                      5470.38     4/30/2001       5470.38
                      5962.93     5/31/2001       5962.93
                      5916.72     6/29/2001       5916.72
                      5273.92     7/31/2001       5273.92
                       4507.2     8/31/2001        4507.2
                      4205.25     9/28/2001       4205.25
                      4487.68    10/31/2001       4487.68
                      4634.62    11/30/2001       4634.62
                      4596.84    12/31/2001       4596.84
                      4556.58     1/31/2002       4556.58
                      4660.83     2/28/2002       4660.83
                      4822.18     3/29/2002       4822.18
                      4922.55     4/30/2002       4922.55
                      5027.92     5/31/2002       5027.92
                      4934.55     6/28/2002       4934.55
                       4723.4     7/31/2002        4723.4
                      4602.79     8/30/2002       4602.79
                      4329.55     9/30/2002       4329.55
                      4284.63    10/31/2002       4284.63
                      4408.58    11/29/2002       4408.58
           2003       4317.23    12/31/2002       4317.23
                      4601.71     1/31/2003       4601.71
                      4554.19     2/28/2003       4554.19
                      4437.62     3/31/2003       4437.62
                      4403.46     4/30/2003       4403.46
                      4860.58     5/30/2003       4860.58
                      5169.87     6/30/2003       5169.87
                      5672.64     7/31/2003       5672.64
                      6124.15     8/29/2003       6124.15
                      6089.77     9/30/2003       6089.77
                       7177.3    10/31/2003        7177.3
                      7282.98    11/28/2003       7282.98
                      8324.97    12/31/2003       8324.97
                      8260.51     1/30/2004       8260.51
                      8795.51     2/27/2004       8795.51
                      8207.84     3/31/2004       8207.84
                      7029.97     4/30/2004       7029.97
                       7450.7     5/31/2004        7450.7
                       7414.4     6/30/2004        7414.4
                      7442.02     7/30/2004       7442.02
                      7481.39     8/31/2004       7481.39
                      7916.39     9/30/2004       7916.39
                      7727.28    10/29/2004       7727.28
                      8409.06    11/30/2004       8409.06
           2005       8294.66    12/31/2004       8294.66
                      8155.44     1/31/2005       8155.44
                      8767.79     2/28/2005       8767.79
                      8254.83     3/31/2005       8254.83
                      8226.15     4/29/2005       8226.15
                      8105.44     5/31/2005       8105.44
                      8496.46     6/30/2005       8496.46
                      9117.31     7/29/2005       9117.31
                       9072.7     8/31/2005        9072.7
                      9404.92     9/30/2005       9404.92
                      8391.56    10/31/2005       8391.56
                      8927.68    11/30/2005       8927.68
                      9203.65    12/30/2005       9203.65
                      10490.1     1/31/2006       10490.1
                      10914.4     2/28/2006       10914.4
                      10588.2     3/14/2006       10588.2
                      11069.7     3/31/2006       11069.7
                        11626     4/28/2006         11626
                      11340.8      5/2/2006       11340.8
                      11840.8                     11840.8
                      11032.6                     11032.6



 SOURCE: BLOOMBERG L.P.

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LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the China 25 Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the China 25 Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the China 25 Index Sponsor; the only relationship between the China 25 Index Sponsor and us is the licensing of the use of the China 25 Index and trademarks relating to the China 25 Index.

The Notes are not in any way sponsored, endorsed, sold or promoted by the China 25 Index Sponsor, FTSE International Limited ("FTSE") or Xinhua Financial Network Limited ("Xinhua") or by the London Stock Exchange PLC (the "Exchange") or by The Financial Times Limited ("FT") and neither the China 25 Index Sponsor, FTSE, Xinhua nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the China 25 Index and/or the figure at which the China 25 Index stands at any particular time on any particular day or otherwise. The China 25 Index is compiled and calculated by or on behalf of the China 25 Index Sponsor. However, neither the China 25 Index Sponsor or FTSE or Xinhua or Exchange or FT shall be liable (whether in negligence or otherwise) to any person for any error in the China 25 Index and neither the China 25 Index Sponsor, FTSE, Xinhua or Exchange or FT shall be under any obligation to advise any person of any error therein.

"FTSETM" is a trade mark jointly owned by the London Stock Exchange PLC and The Financial Times Limited. "(Chinese characters)" is a trade mark of FTSE International Limited. "Xinhua" and "(Chinese characters)" are service marks and trade marks of Xinhua Financial Network Limited. All marks are licensed for use by FTSE/Xinhua Index Limited.

THE AMEX HONG KONG 30 INDEX

Unless otherwise stated, all information contained herein on the AMEX Hong Kong 30 Index (the "HK Index") is derived from publicly available sources. Such information reflects the policies of the American Stock Exchange, Inc. (the "HK Index Sponsor") as stated in such sources and such policies are subject to change by the HK Index Sponsor. The HK Index, a service mark of the HK Index Sponsor, is a capitalization weighted stock index designed, developed, maintained and operated by the HK Index Sponsor that measures the market value performance (share price times the number of shares outstanding) of selected The Stock Exchange of Hong Kong Ltd. (the "HKSE") listed stocks. The HK Index currently is based on the capitalization of 30 stocks actively traded on the HKSE and is designed to represent a substantial segment of the Hong Kong stock market. The primary trading market for all of these stocks is either Hong Kong or London. Business sector representation of the stocks comprising the HK Index as of July 29, 2005 consists primarily of finance, property development, utilities and conglomerates, and also includes hotel/leisure, property investment, airlines, transportation and publishing. The HK Index was established on June 25, 1993.

The HK Index is maintained by the HK Index Sponsor and will contain at least 30 stocks at all times. In addition, the stocks must meet certain listing and maintenance standards as discussed below. The HK Index Sponsor may change the composition of the HK Index at any time in order to more accurately reflect the composition and track the movement of the Hong Kong stock market. Any replacement stock must also meet the stock listing and maintenance standards as discussed below. Further, the HK Index Sponsor may replace stocks in the event of certain corporate events, such as takeovers or mergers, that change the nature of the security. The HK Index Sponsor selects stocks comprising the HK Index on the basis of their market weight, trading liquidity and representation of the business industries reflected on the HKSE. The HK Index Sponsor requires that each stock be one issued by an entity with major business interests in Hong Kong, be listed for trading on the HKSE and have its primary trading market located in a country with which the HK Index Sponsor has an effective surveillance sharing agreement. The HK Index Sponsor will remove any stock failing to meet the above listing and maintenance criteria within 30 days after such failure occurs. In order to ensure that the HK Index does not contain a large number of thinly-capitalized, low priced

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securities with small public floats and low trading volumes, the HK Index Sponsor has also established additional qualification criteria for the inclusion and maintenance of stocks, based on the following standards: all stocks selected for inclusion in the HK Index must have, and thereafter maintain, (1) an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior 6-month period, of at least H.K.$3,000,000,000 (approximately U.S.$386.65 million as of March 14, 2006); (2) an average daily closing price, measured over the prior 6-month period, not lower than H.K.$2.50 (approximately U.S.$.32 as of March 14, 2006); (3) an average daily trading volume, measured over the prior 6-month period, of more than 1,000,000 shares per day, although up to, but no more than, three stocks may have an average daily trading volume, measured over the prior 6-month period, of less than 1,000,000 shares per day, but in no event less than 500,000 shares per day; and (4) a minimum "free float" value (total freely tradable outstanding shares minus insider holdings), based on a monthly average measured over the prior 3-month period, of U.S.$238,000,000, although up to, but no more than, three stocks may have a free float value of less than U.S.$238,000,000 but in no event less than U.S.$238,000,000, measured over the same period.

The HK Index Sponsor reviews and applies the above qualification criteria relating to the stocks comprising the HK Index on a quarterly basis, conducted on the last business day in January, April, July and October. Any stock failing to meet the above listing and maintenance criteria will be reviewed on the second Friday of the second month following the quarterly review to again determine compliance with the above criteria. Any stock failing this second review will be replaced by a "qualified" stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a New York business day, the replacement will be effective at the close of business on the first preceding New York business day. The HK Index Sponsor will notify its membership immediately after it determines to replace a stock.

The annual reports and prospectuses of the companies listed on the HKSE are available for investors' inspection in the City Hall Library (a public library in Hong Kong, Central). The HKSE library also has information for each listed company, but it is available only to members of the HKSE. A company whose stock is included in the HK Index is not required to be incorporated under the laws of Hong Kong.

The HK Index is a capitalization-weighted index. A company's market capitalization is calculated by multiplying the number of shares outstanding by the company's current share price (in Hong Kong dollars). For valuation purposes, one HK Index unit (1.0) is assigned a fixed value of one U.S. dollar. The HK Index measures the average changes in price of the stocks comprising the HK Index, weighted according to the respective market capitalizations, so that the effect of a percentage price change in a stock will be greater the larger the stock's market capitalization. The HK Index was established by the HK Index Sponsor on June 25, 1993, on which date the HK Index value was set at 350.00. The daily calculation and public dissemination by the HK Index Sponsor of the HK Index value commenced on September 1, 1993. The data relating to the HK Index was back-calculated by the HK Index Sponsor from January 2, 1989 to August 31, 1993.

The HK Index is calculated by (i) aggregating the market capitalization of each stock comprising the HK Index and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the Underlying Stocks was approximately H.K.$1,152,829,149,500 and the divisor used to calculate the HK Index was 3,293,797,570. The HK Index Sponsor selected that particular divisor number in order, among other things, to ensure that the HK Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The HK Index is calculated once each day by the HK Index Sponsor based on the most recent official closing prices of each of the stocks comprising the HK Index reported by the HKSE. Pricing of the HK Index is disseminated before the opening of trading via the Consolidated Tape Authority Network-B and continuously during each New York business day. The dissemination value, however, will remain the same throughout the trading day because the trading hours of the HKSE do not overlap with New York trading hours. Accordingly, updated price information will be unavailable.

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In order to maintain continuity in the level of the HK Index in the event of certain changes due to non-market factors affecting the stocks comprising the HK Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the HK Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the HK Index and in order that the value of the HK Index immediately after such change will equal the level of the HK Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the stocks comprising the HK Index may significantly affect the behavior of the HK Index over time.

THE STOCK EXCHANGE OF HONG KONG LTD.

Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System, which was introduced in November 1983. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 9:30 a.m. to 4:00 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE currently will cease at 3:00 a.m. or 4:00 a.m., New York City time. Using the last reported closing prices of the stocks underlying the HK Index on the HKSE, the closing level of the HK Index on any such trading day generally will be calculated, published and disseminated by the HK Index Sponsor in the United States shortly before the opening of trading on the American Stock Exchange in New York on the same calendar day.

The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in such shares.

An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable

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transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the HK Index may be limited by suspension of trading of individual stocks which comprise the HK Index which may, in turn, adversely affect the value of the Notes.

STOCKS INCLUDED IN THE HK INDEX

According to publicly available information as of May 24, 2006, securities comprising the Index consist of the companies listed below. The weighting of each of the HK Index Constituent Stocks within the Index is also provided.

             NAME                                                    % WEIGHT
             ----                                                    --------
             HSBC Holdings PLC ....................................    32.19%
             China Mobile Hong Kong Ltd ...........................    16.82%
             Hutchison Whampoa Ltd ................................     6.33%
             CNOOC Ltd ............................................     5.09%
             Sun Hung Kai Properties Ltd ..........................     4.06%
             Cheung Kong Holdings Ltd .............................     3.98%
             Hang Seng Bank Ltd ...................................     3.91%
             BOC Hong Kong Holdings Ltd ...........................     3.39%
             CLP Holdings Ltd .....................................     2.27%
             MTR Corp .............................................     2.20%
             Hong Kong & China Gas ................................     2.04%
             Esprit Holdings Ltd ..................................     1.60%
             Henderson Land Development Co Ltd ....................     1.56%
             HongKong Electric Holdings ...........................     1.55%
             Wharf Holdings Ltd ...................................     1.47%
             Swire Pacific Ltd ....................................     1.45%
             Cheung Kong Infrastructure Holdings Ltd ..............     1.12%
             Hang Lung Properties Ltd .............................     1.08%
             Citic Pacific Ltd ....................................     1.05%
             Bank of East Asia Ltd ................................     0.99%
             New World Development Ltd ............................     0.95%
             Cathay Pacific Airways Ltd ...........................     0.93%
             Henderson Investment Ltd .............................     0.78%
             China Resources Enterprise ...........................     0.78%
             Wheelock & Co Ltd ....................................     0.58%
             Hang Lung Group Ltd ..................................     0.49%
             Hysan Development Co Ltd .............................     0.45%
             Shanghai Industrial Holdings Ltd .....................     0.32%
             Great Eagle Holdings Ltd .............................     0.31%
             Hongkong & Shanghai Hotels/The .......................     0.27%

HISTORICAL CLOSING LEVELS OF THE HK INDEX

All historical data presented in the following graph on the HK Index are not necessarily indicative of the future performance of the HK Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the HK Index during any period set forth below is not any indication that the HK Index is more or less likely to decline at any time during the term of the Notes. UBS cannot make any assurance that the future performance of the HK Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the HK Index as of May 24, 2006 was 792.63. The actual HK Index starting level will be the closing level of the HK Index on the trade date.

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The following graph sets forth the historical performance of the HK Index from January 1, 1993 through May 24, 2006.




           [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED REPORT]

           1993        276.73
                       287.74
                       318.99
                       319.68
                       341.75
                        369.2
                       354.06
                       348.06
                       374.08
                       382.05
                       467.64
                       458.93
                       598.98
           1995        576.69
                       519.77
                        452.6
                       449.25
                       479.28
                       437.47
                       474.92
                       499.22
                       479.69
                       485.14
                       424.51
                        412.7
                       369.57
                       421.35
                       435.22
                       421.62
                       475.92
                        465.6
                       477.39
                       462.52
                       486.91
                       492.85
                       494.12
                       507.26
           1997        574.55
                       562.81
                       555.97
                       555.61
                          571
                       558.16
                       539.36
                       563.85
                       602.71
                       631.19
                       680.51
                       683.12
                       671.35
                       673.53
                       629.26
                       645.49
                       736.64
                       760.48
                       817.21
                       706.34
                       756.29
                       530.79
                       529.05
                        537.6
           1999        460.09
                       563.71
                        563.7
                       507.35
                        438.2
                       416.55
                       384.54
                       354.13
                       392.18
                       505.93
                       514.13
                       496.12
                       466.84
                       479.66
                       531.26
                       649.59
                       588.38
                        660.6
                       643.88
                       659.07
                       623.14
                       648.87
                       754.72
                       834.36
           2001        762.23
                       841.69
                       853.13
                        756.6
                       718.49
                       788.12
                       823.38
                       842.07
                       766.21
                       729.52
                        682.7
                        745.3
                       790.95
                       728.51
                       627.68
                       650.41
                        640.6
                       634.09
                       595.78
                       542.99
                       488.47
                       498.81
                       558.23
                       565.55
           2003        530.09
                       516.53
                       540.66
                       563.46
                        555.2
                       522.32
                       508.12
                       496.28
                       448.52
                       469.19
                       498.18
                       460.73
                       456.23
                       450.15
                        424.7
                       430.29
                       469.22
                       471.82
                       498.41
                       537.52
                       555.32
                       603.55
                       607.66
                        624.9
           2005         659.6
                       690.06
                       630.17
                       596.24
                       601.84
                       610.37
                       606.65
                       641.82
                       652.38
                       650.44
                       702.73
                       711.09
                       683.33
                       705.64
                       671.52
                       692.22
                       690.02
                       706.91
                       741.32
                       743.54
                       769.12
                       717.97
                       746.44
                       744.57
                       786.06
                       793.86
                       777.16
                       791.11
                       831.72
                       841.15
                       792.63




SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

The HK Index Sponsor is under no obligation to continue the calculation and dissemination of the HK Index and the method by which the HK Index is calculated and the name "AMEX Hong Kong 30 Index" may be changed at the discretion of the HK Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the HK Index Sponsor makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the Notes in particular or the ability of the HK Index to track general stock market performance. The HK Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the HK Index. The HK Index Sponsor is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the Notes or in the determination or calculation of the equation by which the Notes are to be settled in cash. The HK Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes. The use of and reference to the HK Index in connection with the Notes have been consented to by the HK Index Sponsor.

The HK Index Sponsor disclaims all responsibility for any inaccuracies in the data on which the HK Index is based, or any mistakes or errors or omissions in the calculation or dissemination of the HK Index.

THE KOREA KOSPI 200 INDEX

All information in this prospectus supplement regarding the Korea KOSPI 200 Index (the "KOSPI2 Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by the Korea Stock Exchange ("KSE"). KSE owns the copyright and all other rights to the KOSPI2 Index. KSE has no obligation to continue to publish, and may discontinue publication of, the KOSPI2 Index. We do not assume any responsibility for the accuracy or completeness of such

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information. Historical performance of the KOSPI2 Index is not an indication of future performance. Future performance of the KOSPI2 Index may differ significantly from historical performance, either positively or negatively.

The KOSPI2 Index, which is the underlying index for stock index futures and options trading, is composed of 200 blue chips and accounts for about 90% of the total market capitalization of the KSE. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in the industry groups they belong. The base date for the index is January 3, 1990 and the base index is 100.

THE KOREA STOCK EXCHANGE

The KSE's predecessor, the Daehan Stock Exchange, was established in 1956. The KSE is a typical order-driven market, where buy and sell orders compete for best prices. The KSE seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms. According to the KSE's 2004 Annual Report, as of June 2004, the KSE had 29 regular member firms and 20 special members.

Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KSE uses electronic trading procedures, from order placement to trade confirmation. The KSE is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KSE conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 to 8:30 a.m., orders are matched at previous day's respective closing prices. After-hours sessions are open for 50 minutes from 3:10 p.m. to 4:00 p.m. During after-hours sessions, orders are matched at the closing prices of the day. Starting from May 30, 2005, the after-hours trading session in the KSE has been extended from 3:10 p.m. - 4:00 p.m. to 3:10 p.m. - 6:00 p.m., and off-hours single price auction was introduced as the Korea ECN, the night market in Korea, shut down its business. From 3:10 p.m. to 3:30 p.m., orders are matched at the closing price of the regular session, and from 3:30 p.m. to 6:00 p.m., orders are executed every 30 minutes at the single price. The price change limit is 5 percent of the closing price of the regular session.

On January 26, 2004, the KSE introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KSE caused by "fake" orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55-9:00 a.m. (or 2:55-3:00 p.m.), deviates from the provisional opening (or closing) price by 5 percent or more, the KSE delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KSE makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10-9:00 a.m. (or 2:50-3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

The KSE sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15 percent, which meant that the price of each stock could neither fall nor rise by more than 15 percent from the previous day's closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or

THE INDICES
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news, or when an abnormal movement is observed in the market, the KSE may halt the trading of the stock. In such cases, the KSE requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KSE deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

The KSE introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI2 Index falls by 10 percent or more from the previous day's closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

As a result of the foregoing, variations in the KOSPI2 Index may be limited by suspension of trading of the KOSPI2 Index Constituent Stocks, individually or in the aggregate, which may in turn adversely affect the value of the Notes.

STOCKS INCLUDED IN THE KOSPI2 INDEX

According to publicly available information as of May 24, 2006, securities comprising the KOSPI2 Index consist of the companies listed below. The weighting of each of the KOSPI2 Index Constituent Stocks within the Index is also provided.

             NAME                                                    % WEIGHT
             ----                                                    --------
             Samsung Electronics Co Ltd ............................   16.82%
             Kookmin Bank ..........................................    4.69%
             Korea Electric Power Corp .............................    4.56%
             POSCO .................................................    3.86%
             SK Telecom Co Ltd .....................................    3.25%
             Hyundai Motor Co ......................................    3.03%
             Shinhan Financial Group Co Ltd ........................    2.94%
             Woori Finance Holdings Co Ltd .........................    2.88%
             Hynix Semiconductor Inc ...............................    2.70%
             LG.Philips LCD Co Ltd .................................    2.48%
             KT Corp ...............................................    2.12%
             LG Electronics Inc ....................................    1.88%
             Hana Financial Group Inc ..............................    1.70%
             Shinsegae Co Ltd ......................................    1.58%
             KT&G Corp .............................................    1.49%
             SK Corp ...............................................    1.47%
             S-Oil Corp ............................................    1.43%
             Hyundai Heavy Industries ..............................    1.38%
             Korea Exchange Bank ...................................    1.37%
             Industrial Bank Of Korea ..............................    1.24%
             Samsung Fire & Marine Insurance Co Ltd ................    1.17%
             KT Freetel Co Ltd .....................................    1.15%
             Hyundai Mobis .........................................    1.14%
             Kia Motors Corp .......................................    1.03%
             LG Corp ...............................................    0.98%
             Hyundai Engineering & Construction Co Lt ..............    0.97%
             Daewoo Engineering & Construction Co Ltd ..............    0.95%
             Daewoo Shipbuilding & Marine Engineering ..............    0.94%
             Samsung Heavy Industries Co Ltd .......................    0.85%
             Samsung Corp ..........................................    0.80%
             Samsung SDI Co Ltd ....................................    0.67%
             Samsung Securities Co Ltd .............................    0.64%
             Hyundai Development Co ................................    0.64%
             Kangwon Land Inc ......................................    0.64%

THE INDICES
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The KOSPI2 Index (continued)

             NAME                                                    % WEIGHT
             ----                                                    --------
             Doosan Heavy Industries and Construction .............     0.61%
             GS Engineering & Construction Corp ...................     0.57%
             Daewoo International Corp ............................     0.57%
             Amorepacific Corp ....................................     0.55%
             CJ Corp ..............................................     0.55%
             Hyundai Steel Co .....................................     0.53%
             Daewoo Securities Co Ltd .............................     0.52%
             Woori Investment & Securities Co Ltd .................     0.50%
             Doosan Infracore Co Ltd ..............................     0.48%
             Hyundai Autonet Co Ltd ...............................     0.47%
             Korea Gas Corp .......................................     0.46%
             LG Chem Ltd ..........................................     0.46%
             Daelim Industrial Co .................................     0.46%
             Korean Air Lines Co Ltd ..............................     0.45%
             Samsung Electro-Mechanics Co Ltd .....................     0.43%
             KCC Corp .............................................     0.42%
             Daegu Bank ...........................................     0.40%
             Samsung Techwin Co Ltd ...............................     0.39%
             Hite Brewery Co Ltd ..................................     0.38%
             Hyundai Merchant Marine Co Ltd .......................     0.37%
             Hankook Tire Co Ltd ..................................     0.35%
             Pusan Bank ...........................................     0.35%
             Hanwha Corp ..........................................     0.34%
             Hyundai Department Store Co Ltd ......................     0.34%
             Hyundai Mipo Dockyard ................................     0.33%
             Korea Investment Holdings Co Ltd .....................     0.33%
             Hyundai Securities Co ................................     0.32%
             Hanjin Shipping Co Ltd ...............................     0.31%
             Honam Petrochemical Corp .............................     0.31%
             Hanjin Heavy Industries & Construction C .............     0.30%
             Cheil Industries Inc .................................     0.30%
             S1 Corp/Korea ........................................     0.30%
             Woongjin Coway Co Ltd ................................     0.30%
             LG International Corp ................................     0.30%
             Lotte Confectionery Co Ltd ...........................     0.29%
             Nong Shim Co Ltd .....................................     0.29%
             Orion Corp ...........................................     0.28%
             Korea Zinc Co Ltd ....................................     0.26%
             Lotte Chilsung Beverage Co Ltd .......................     0.25%
             Seoul Broadcasting System ............................     0.25%
             Yuhan Corp ...........................................     0.23%
             Dongkuk Steel Mill Co Ltd ............................     0.23%
             Korean Reinsurance Co ................................     0.22%
             NCSoft Corp ..........................................     0.21%
             LS Cable Ltd .........................................     0.21%
             LG Household & Health Care Ltd .......................     0.21%
             Ssangyong Cement Industrial Co Ltd ...................     0.19%
             Hanwha Chem Corp .....................................     0.19%
             Halla Climate Control ................................     0.18%
             Hyundai Hysco ........................................     0.18%
             Daishin Securities Co Ltd ............................     0.17%
             LS Industrial Systems Co Ltd .........................     0.17%
             Kumho Industrial Co Ltd ..............................     0.17%

THE INDICES
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The KOSPI2 Index (continued)

             NAME                                                   % WEIGHT
             ----                                                   --------
             LG Petrochemical Co Ltd ...............................   0.17%
             Taihan Electric Wire Co Ltd ...........................   0.17%
             Hanmi Pharm Co Ltd ....................................   0.16%
             Cheil Communications Inc ..............................   0.15%
             LG Life Sciences Ltd ..................................   0.15%
             Korea Kumho Petrochemical .............................   0.13%
             Doosan Corp ...........................................   0.13%
             Ssangyong Motor Co ....................................   0.13%
             Daekyo Co Ltd .........................................   0.12%
             SKC Co Ltd ............................................   0.12%
             Taekwang Industrial Co Ltd ............................   0.12%
             Samsung Fine Chemicals Co Ltd .........................   0.12%
             DC Chemical Co Ltd ....................................   0.12%
             Poongsan Corp .........................................   0.12%
             STX Shipbuilding Co Ltd ...............................   0.12%
             Hyundai Elevator Co Ltd ...............................   0.11%
             Dong-A Pharmaceutical Co Ltd ..........................   0.11%
             SK Chemicals Co Ltd ...................................   0.11%
             DongbuElectronics Co Ltd ..............................   0.10%
             Hyosung Corp ..........................................   0.10%
             Seah Besteel Corp .....................................   0.10%
             Samyang Corp ..........................................   0.10%
             Pantech Co Ltd ........................................   0.10%
             Namyang Dairy Products Co Ltd .........................   0.10%
             Hanil Cement Manufacturing ............................   0.09%
             Handsome Co Ltd .......................................   0.09%
             Hansol Paper Co .......................................   0.09%
             Green Cross Corp ......................................   0.09%
             Daesang Corp ..........................................   0.09%
             KP Chemical Corp ......................................   0.09%
             Sindo Ricoh Co Ltd ....................................   0.08%
             Binggrae Co Ltd .......................................   0.08%
             Chong Kun Dang Pharm Corp .............................   0.08%
             Korea Iron & Steel Co Ltd .............................   0.08%
             Daeduck Electronics Co ................................   0.08%
             Bukwang Pharmaceutical Co Ltd .........................   0.08%
             Ottogi Corp ...........................................   0.08%
             Fursys Inc ............................................   0.07%
             Daewoong Pharmaceutical Co Ltd ........................   0.07%
             Young Poong Corp ......................................   0.07%
             Sungshin Cement Co Ltd ................................   0.06%
             Yungjin Pharmaceutical Co Ltd .........................   0.05%
             Kumho Electric Co Ltd .................................   0.05%
             Samyang Genex Co Ltd ..................................   0.05%
             Tong Yang Major Corp ..................................   0.05%
             Choongwae Pharma Corp .................................   0.05%
             Union Steel ...........................................   0.05%
             Youlchon Chemical Co Ltd ..............................   0.05%
             Korea Polyol Co Ltd ...................................   0.05%
             Hyundai Cement Co .....................................   0.04%
             KISWIRE Ltd ...........................................   0.04%
             Dongbu Steel Co Ltd ...................................   0.04%
             Hankuk Electric Glass Co Ltd ..........................   0.04%

THE INDICES
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The KOSPI2 Index (continued)

             NAME                                                  % WEIGHT
             ----                                                  --------
             Dae Han Flour Mills Co Ltd ..........................    0.04%
             Korean Petrochemical Ind Co Ltd .....................    0.04%
             S&T Dynamics Co Ltd .................................    0.04%
             Lotte Samkang Co Ltd ................................    0.04%
             Daewoo Precision Industries Co ......................    0.04%
             Chosun Refractories Co Ltd ..........................    0.04%
             Daeduck GDS Co Ltd ..................................    0.04%
             Kolon Industries Inc ................................    0.04%
             Pantech & Curitel Communications Inc ................    0.04%
             Asia Cement Co Ltd ..................................    0.03%
             Dongwon F&B Co Ltd ..................................    0.03%
             DPI Co Ltd ..........................................    0.03%
             FnC Kolon Corp ......................................    0.03%
             Shinmoorim Paper Manufacturing Co Ltd ...............    0.03%
             Crown Confectionery Co Ltd ..........................    0.03%
             Firstec Co Ltd ......................................    0.03%
             Kwang Dong Pharmaceutical Co Ltd ....................    0.03%
             S&T Corp ............................................    0.03%
             Hankuk Paper Manufacturing Co Ltd ...................    0.03%
             Huchems Fine Chemical Corp ..........................    0.03%
             Sam Young Electronics Co Ltd ........................    0.03%
             Dongbu Hannong Chemicals Co Ltd .....................    0.03%
             Saehan Industries Inc ...............................    0.03%
             Korea Electric Terminal Co Ltd ......................    0.03%
             Handok Pharmaceuticals Co Ltd .......................    0.03%
             Dong Ah Tire & Rubber Co Ltd ........................    0.03%
             Nexen Tire Corp .....................................    0.03%
             Shinho Paper Manufacturing Co Ltd ...................    0.03%
             KEC Corp ............................................    0.03%
             TRYBRANDS Inc .......................................    0.03%
             Namhae Chemical .....................................    0.02%
             Shinsung Eng Co .....................................    0.02%
             Iljin Electric Ltd ..................................    0.02%
             Jahwa Electronics Co Ltd ............................    0.02%
             Kolon Chemical Co Ltd ...............................    0.02%
             Samjin Pharmaceutical Co Ltd ........................    0.02%
             SeAH Steel Corp .....................................    0.02%
             Mirae Corp ..........................................    0.02%
             KC Tech Co Ltd ......................................    0.02%
             Dae Won Kang Up Co Ltd ..............................    0.02%
             Korea Circuit Co Ltd ................................    0.02%
             Pohang Coated Steel Co Ltd ..........................    0.02%
             SL Corp .............................................    0.02%
             Aekyung Petrochemical Co Ltd ........................    0.02%
             Capro Corp ..........................................    0.02%
             Ilshin Spinning Co Ltd ..............................    0.02%
             Kukdo Chemical Co Ltd ...............................    0.02%
             Dongyang Mechatronics Corp ..........................    0.02%
             Hansol HomeDeco Co Ltd ..............................    0.02%
             Sejong Industrial Co Ltd ............................    0.02%
             ISU Chemical Co Ltd .................................    0.02%
             Saehan Media Co Ltd .................................    0.02%
             Tae Kyung Industrial Co Ltd .........................    0.02%

THE INDICES
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The KOSPI2 Index (continued)

             NAME                                                   % WEIGHT
             ----                                                   --------
             BNG Steel Co Ltd .....................................    0.01%
             SJM Co Ltd ...........................................    0.01%
             Duksung Co Ltd .......................................    0.01%
             SAMHWA Paints Industrial Co Ltd ......................    0.01%
             DI Corp ..............................................    0.01%
             IsuPetasys Co Ltd ....................................    0.01%
             Pyung Hwa Holdings Co Ltd ............................    0.01%

HISTORICAL CLOSING LEVELS OF THE KOSPI2 INDEX

All historical data presented in the following graph on the KOSPI2 Index are not necessarily indicative of the future performance of the KOSPI2 Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the KOSPI2 Index during any period set forth below is not any indication that the KOSPI2 Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurance that the future performance of the KOSPI2 Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the KOSPI2 Index as of May 24, 2006 was 173.36. The actual KOSPI2 Index starting level will be the closing level of the KOSPI2 Index on the trade date.

The following graph sets forth the historical performance of the KOSPI2 Index from January 31, 1990 through May 24, 2006.


           [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED REPORT]

           1990         97.83
                        94.06
                         92.1
                        74.93
                        87.67
                        78.05
                        75.17
                        66.76
                        66.88
                        76.32
                        76.82
                        76.61
                        69.82
                        74.61
                        72.81
                        71.24
                        67.61
                        67.24
                         80.6
                        77.02
                        80.23
                        78.23
                        72.87
           1992         68.63
                        76.13
                        67.86
                        66.48
                        67.07
                        61.63
                        60.89
                         56.5
                        62.05
                        56.62
                        67.95
                        73.09
                        74.49
                        73.25
                        69.72
                        73.28
                        79.51
                        82.99
                        81.71
                        79.32
                        73.24
                         78.6
                        81.44
                        88.88
           1994         96.19
                       105.81
                       102.83
                        97.03
                       102.72
                       106.52
                       105.27
                       104.41
                       107.97
                       120.16
                        126.1
                       121.04
                       113.51
                       102.85
                         98.9
                       104.86
                       101.78
                        99.96
                        101.3
                       105.69
                       103.45
                       111.97
                       113.08
                       104.82
           1996        100.01
                        99.02
                        96.22
                        98.26
                       110.11
                        98.95
                        89.29
                        88.65
                        83.81
                        82.66
                        79.07
                        75.79
                        67.93
                        71.62
                        69.24
                        68.72
                        71.21
                        77.88
                         77.5
                        74.92
                        72.81
                        68.07
                        49.73
                        43.62
           1998         42.34
                        65.45
                        65.79
                        55.28
                        49.39
                        38.48
                        34.37
                        39.51
                        35.55
                        35.45
                        47.61
                        51.93
                        64.94
                        65.72
                        60.28
                        71.84
                        87.15
                        85.68
                       105.47
                       116.14
                       112.79
                       100.71
                       100.19
                       123.59
           2000        130.02
                       119.08
                       103.17
                       108.03
                        91.21
                        92.74
                       104.43
                        89.35
                        86.54
                        76.37
                           64
                        63.48
                        63.35
                        77.98
                        72.14
                        65.16
                        72.45
                        76.09
                         73.2
                        66.98
                        67.42
                        58.91
                        66.44
                        80.03
           2002         86.97
                        92.99
                       102.62
                       111.84
                       106.39
                        100.8
                        93.69
                        90.16
                        92.55
                        81.37
                         83.1
                        92.05
                        79.87
                        75.22
                        72.85
                        68.05
                        76.45
                        80.53
                        85.47
                        91.52
                        97.59
                        89.55
                       101.44
                       103.61
           2004        105.21
                       110.89
                       115.92
                       115.98
                        112.4
                       104.14
                       101.85
                        95.27
                       102.89
                       107.69
                       107.99
                        113.4
                       115.25
                       121.06
                       130.85
                       124.78
                       117.58
                       124.84
                       129.43
                       143.32
                       140.09
                       157.55
                       148.84
                       165.95
           2006        177.43
                       180.65
                       177.45
                        171.1
                       176.21
                        184.1
                       186.17
                       173.36



SOURCE: BLOOMBERG L.P.

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the KOSPI2 Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the KOSPI2 Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the KOSPI2 Index Sponsor; the only relationship between the KOSPI2 Index Sponsor and us is the licensing of the use of the KOSPI2 Index and trademarks relating to the KOSPI2 Index.

THE INDICES
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The Notes are not sponsored, endorsed, sold or promoted by Korea Stock Exchange
(KSE). KSE makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly or the ability of the KOSPI2 Index to track general stock market performance. KSE's only relationship to UBS is the licensing of certain trademarks and trade names of KSE and of the KOSPI2 Index, which is determined, composed and calculated by KSE without regard to UBS or the Notes. KSE has no obligation to take our needs or the needs of owners of the Notes into consideration in determining, composing or calculating the KOSPI2 Index. KSE is not responsible for and has not participated in the determination of the prices and amount of the Notes or the timing of the issuance or sale of the Notes or in the determination or calculation of the equation by which the Notes are to be converted into cash. KSE has no obligation or liability in connection with the administration, marketing or trading of the Notes.

KSE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI2 INDEX OR ANY DATA INCLUDED THEREIN AND KSE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KSE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI2 INDEX OR ANY DATA INCLUDED THEREIN. KSE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI2 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KSE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"KOSPI" is a trade mark / service mark of KSE and has been licensed for use by UBS.

THE BRAZIL, TAIWAN AND THAILAND INDICES (THE "MSCI INDICES")

THE BRAZIL INDEX

The MSCI Brazil Index(SM) (the "Brazil Index") is a free float-adjusted market capitalization index that is designed to measure equity market performance in Brazil. The Brazil Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXBR."

As of May 24, 2006, the components of the Brazil Index and their weights were as follows.

             NAME                                                    % WEIGHT
             ----                                                    --------
             Petroleo Brasileiro SA (Preferred Stock) ..............   15.90%
             Petroleo Brasileiro SA (Common Stock) .................   13.26%
             Cia Vale do Rio Doce (Preferred Stock) ................    9.73%
             Cia Vale do Rio Doce (Common Stock) ...................    8.35%
             Banco Bradesco SA .....................................    7.92%
             Banco Itau Holding Financeira SA ......................    7.41%
             Cia de Bebidas das Americas ...........................    4.47%
             Unibanco ..............................................    3.75%
             Gerdau SA .............................................    2.13%
             Cia Siderurgica Nacional SA ...........................    2.08%
             Tele Norte Leste Participacoes SA (Preferred Stock) ...    1.88%
             Cia Energetica de Minas Gerais ........................    1.87%
             Usinas Siderurgicas de Minas Gerais SA ................    1.84%
             Empresa Brasileira de Aeronautica SA ..................    1.63%
             Aracruz Celulose SA ...................................    1.22%
             Centrais Eletricas Brasileiras SA (Common Stock) ......    1.19%

THE INDICES
--------------------------------------------------------------------------------

The Brazil Index (continued)

             NAME                                                    % WEIGHT
             ----                                                    --------
             Tele Norte Leste Participacoes SA (Common Stock) .....     0.87%
             Tim Participacoes SA .................................     0.86%
             Gol Linhas Aereas Inteligentes SA ....................     0.85%
             Centrais Eletricas Brasileiras SA (Preferred Stock) ..     0.84%
             Brasil Telecom Participacoes SA (Preferred Stock) ....     0.79%
             Lojas Americanas SA ..................................     0.74%
             Vivo Participacoes SA ................................     0.73%
             Embratel Participacoes SA ............................     0.68%
             Cia de Saneamento Basico do Estado de Sa .............     0.67%
             Klabin SA ............................................     0.64%
             Votorantim Celulose e Papel SA .......................     0.61%
             Souza Cruz SA ........................................     0.57%
             Natura Cosmeticos SA .................................     0.57%
             Sadia SA .............................................     0.55%
             Cia de Concessoes Rodoviarias ........................     0.53%
             Braskem SA ...........................................     0.53%
             Cia Brasileira de Distribuicao Grupo Pao .............     0.51%
             Cia Paranaense de Energia ............................     0.47%
             Diagnosticos da America SA ...........................     0.43%
             Cyrela Brazil Realty SA ..............................     0.42%
             Brasil Telecom Participacoes SA (Common Stock) .......     0.39%
             Banco Nossa Caixa SA .................................     0.35%
             Weg SA ...............................................     0.35%
             EDP - Energias do Brasil SA ..........................     0.32%
             Duratex SA ...........................................     0.28%
             Telemig Celular Participacoes SA .....................     0.23%
             Eletropaulo Metropolitana ............................     0.21%
             Cia de Tecidos do Norte de Minas - Cotem .............     0.16%
             Cia de Gas de Sao Paulo ..............................     0.14%
             Contax Participacoes SA ..............................     0.12%

HISTORICAL CLOSING LEVELS OF THE BRAZIL INDEX

All historical data presented in the following graph on the Brazil Index are not necessarily indicative of the future performance of the Brazil Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the Brazil Index during any period set forth below is not any indication that the Brazil Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurances that the future performance of the Brazil Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Brazil Index on May 24, 2006 was 1675.35. The actual Brazil Index starting level will be the closing level of the Brazil Index on the trade date.

THE INDICES
--------------------------------------------------------------------------------

The following graph sets forth the historical performance of the Brazil Index from January 1, 1988 through May 24, 2006.


[THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED REPORT]

           1988           100
                       123.67
                       115.35
                       165.28
                        181.9
                        187.8
                       170.63
                       144.76
                       150.99
                       182.28
                       179.68
                       167.99
                       193.08
                       153.04
                       207.06
                       269.34
                       375.88
                       358.19
                       210.13
                        242.1
                       228.24
                       243.02
                        276.3
                       203.91
           1990        258.68
                        261.9
                       279.37
                        92.38
                       167.44
                       147.57
                       149.79
                       186.95
                       156.71
                       134.26
                        95.14
                        98.35
                        89.17
                       130.71
                       159.66
                       141.61
                       146.83
                       215.34
                        209.9
                       230.81
                       217.29
                       185.27
                       191.06
                       157.72
           1992        243.55
                       335.04
                       330.54
                       367.48
                       368.46
                       364.81
                       247.19
                       275.22
                       267.85
                       289.92
                       255.06
                       223.52
                       255.82
                       249.07
                       297.43
                       305.63
                       302.02
                       339.54
                       381.31
                        383.2
                        409.6
                       440.69
                       406.96
                       438.35
           1994        448.35
                       603.51
                       620.72
                       636.14
                       499.93
                       497.42
                       508.22
                       599.41
                       812.43
                       876.36
                       811.47
                       778.74
                       734.48
                       670.87
                       570.01
                       493.07
                        588.6
                       587.04
                       571.85
                       592.04
                       621.31
                       652.46
                       591.47
                       589.67
           1996        578.13
                       677.36
                       646.29
                       635.13
                       641.79
                        690.6
                       723.95
                        715.1
                       727.11
                       740.66
                        759.7
                       760.26
                       797.88
                          889
                       979.42
                       965.12
                      1031.91
                      1096.65
                      1206.24
                      1238.57
                      1047.02
                       1159.2
                       879.02
                       905.02
           1998        984.39
                       899.39
                       967.72
                      1048.17
                      1002.24
                        843.7
                       811.14
                        881.2
                       537.51
                       557.12
                        578.9
                       679.16
                       550.54
                       393.29
                       421.33
                       575.13
                       641.69
                       615.34
                       640.08
                        575.6
                       553.13
                       577.79
                       597.47
                       709.67
           2000        889.49
                       839.65
                       874.47
                       906.68
                        785.6
                       773.16
                       867.15
                       857.52
                       876.94
                       820.39
                       756.14
                       671.09
                       763.19
                       852.39
                       764.31
                       671.35
                       697.52
                       659.97
                       647.54
                       598.22
                       545.62
                       454.25
                       479.24
                       524.76
           2002        597.06
                       555.72
                       634.82
                       627.14
                       617.65
                       570.15
                       464.67
                       329.25
                       404.18
                       281.77
                       361.72
                       362.06
                       395.36
                       378.98
                       363.54
                       410.08
                       491.92
                       502.64
                       503.14
                       529.68
                       582.65
                       593.16
                       653.03
                       684.32
           2004           802
                       766.15
                       794.33
                       786.86
                       666.95
                        654.8
                       686.37
                       742.88
                       788.31
                       862.93
                       868.72
                       958.53
                      1046.55
                      1018.57
                      1195.77
                      1090.51
                       1033.5
                      1103.98
                      1145.92
                      1183.87
                      1313.41
                      1560.62
                      1461.87
                      1589.28
           2006       1569.44
                      1950.14
                      1985.83
                      1917.25
                      1886.23
                      2051.43
                      2113.71
                      1675.35



SOURCE: BLOOMBERG L.P.

THE TAIWAN INDEX

The MSCI Taiwan Index(SM) (the "Taiwan Index") is a free float-adjusted market capitalization index that is designed to measure equity market performance in Taiwan. The Taiwan Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "TWY."

As of May 24, 2006, the components of the Taiwan Index and their weights were as follows.

             NAME                                                  % WEIGHTS
             ----                                                  ---------
             TSMC .................................................   14.71%
             HON HAI Precision Industry Co Ltd ....................    8.02%
             Cathay Financial Holding Co Ltd ......................    4.37%
             United Microelectronics Corp .........................    4.12%
             China Steel Corp .....................................    3.06%
             MediaTek Inc .........................................    3.03%
             AU Optronics Corp ....................................    2.95%
             Chunghwa Telecom Co Ltd ..............................    2.89%
             Nan Ya Plastics Corp .................................    2.66%
             High Tech Computer Corp ..............................    2.55%
             Formosa Plastics Corp ................................    2.47%
             Mega Financial Holding Co Ltd ........................    2.42%
             Asustek Computer Inc .................................    2.06%
             Chinatrust Financial Holding Co ......................    1.69%
             Chi Mei Optoelectronics Corp .........................    1.58%
             Delta Electronics Inc ................................    1.48%
             Formosa Chemicals & Fibre Corp .......................    1.47%
             China Development Financial Holding Corp .............    1.45%
             Advanced Semiconductor Engineering Inc ...............    1.38%
             Acer Inc .............................................    1.33%

THE INDICES
--------------------------------------------------------------------------------

The Taiwan Index (continued)

             NAME                                                  % WEIGHTS
             ----                                                  ---------
             First Financial Holding Co Ltd .......................    1.30%
             Lite-On Technology Corp ..............................    1.29%
             Fubon Financial Holding Co Ltd .......................    1.27%
             Taishin Financial Holdings Co Ltd ....................    1.19%
             Compal Electronics Inc ...............................    1.16%
             Quanta Computer Inc ..................................    1.05%
             SinoPac Financial Holdings Co Ltd ....................    1.04%
             Chang Hwa Commercial Bank ............................    1.02%
             Foxconn Technology Co Ltd ............................    1.00%
             Shin Kong Financial Holding Co Ltd ...................    0.99%
             Siliconware Precision Industries Co ..................    0.97%
             Hua Nan Financial Holdings Co Ltd ....................    0.92%
             Taiwan Mobile Co Ltd .................................    0.82%
             Uni-President Enterprises Corp .......................    0.75%
             Far Eastern Textile Co Ltd ...........................    0.71%
             Yuanta Core Pacific Securities Co ....................    0.68%
             E.Sun Financial Holding Co Ltd .......................    0.62%
             Benq Corp ............................................    0.61%
             Chunghwa Picture Tubes Ltd ...........................    0.57%
             Largan Precision Co Ltd ..............................    0.56%
             POU Chen Corp ........................................    0.55%
             Tatung Co Ltd ........................................    0.53%
             Quanta Display Inc ...................................    0.47%
             Taiwan Fertilizer Co Ltd .............................    0.46%
             Winbond Electronics Corp .............................    0.43%
             President Chain Store Corp ...........................    0.43%
             Taiwan Cement Corp ...................................    0.40%
             Via Technologies Inc .................................    0.40%
             Mitac International ..................................    0.39%
             Walsin Lihwa Corp ....................................    0.38%
             Wintek Corp ..........................................    0.38%
             Inventec Co Ltd ......................................    0.35%
             Fuhwa Financial Holdings Co Ltd ......................    0.35%
             Asia Cement Corp .....................................    0.34%
             Yulon Motor Co Ltd ...................................    0.34%
             HannStar Display Corp ................................    0.34%
             CMC Magnetics Corp ...................................    0.32%
             Yageo Corp ...........................................    0.31%
             Ya Hsin Industrial Co Ltd ............................    0.31%
             Macronix International ...............................    0.30%
             Eternal Chemical Co Ltd ..............................    0.30%
             Realtek Semiconductor Corp ...........................    0.29%
             Yang Ming Marine Transport ...........................    0.28%
             Synnex Technology International Corp .................    0.28%
             Cathay Real Estate Development Co Ltd ................    0.27%
             Fu Sheng Industrial Co Ltd ...........................    0.26%
             Advantech Co Ltd .....................................    0.26%
             Premier Image Technology Corp ........................    0.26%
             Asia Optical Co Inc ..................................    0.26%
             Evergreen Marine Corp Tawain Ltd .....................    0.25%
             Ritek Corp ...........................................    0.24%

THE INDICES
--------------------------------------------------------------------------------

The Taiwan Index (continued)

             NAME                                                  % WEIGHTS
             ----                                                  ---------
             D-Link Corp .........................................     0.24%
             Polaris Securities Co Ltd ...........................     0.23%
             Zyxel Communications Corp ...........................     0.23%
             China Motor Corp ....................................     0.22%
             Teco Electric and Machinery Co Ltd ..................     0.22%
             Waterland Financial Holdings ........................     0.21%
             Eva Airways Corp ....................................     0.20%
             Wan Hai Lines Ltd ...................................     0.20%
             Taiwan Glass Industrial Corp ........................     0.20%
             Yuen Foong Yu Paper Manufacturing Co Ltd ............     0.19%
             Cheng Shin Rubber Industry Co Ltd ...................     0.19%
             U-Ming Marine Transport Corp ........................     0.19%
             China Airlines ......................................     0.19%
             Yieh Phui Enterprise ................................     0.18%
             Taiwan Secom Co Ltd .................................     0.17%
             Optimax Technology Corp .............................     0.16%
             Kinpo Electronics ...................................     0.16%
             Compeq Manufacturing Co .............................     0.15%
             Gigabyte Technology Co Ltd ..........................     0.15%
             Shihlin Electric & Engineering Corp .................     0.14%
             Phoenixtec Power Co Ltd .............................     0.14%
             Formosa Taffeta Co Ltd ..............................     0.13%
             Accton Technology Corp ..............................     0.13%
             Micro-Star International Co Ltd .....................     0.13%
             Nien Made Enterprises ...............................     0.13%
             Giant Manufacturing Co Ltd ..........................     0.12%
             Oriental Union Chemical Corp ........................     0.12%
             Elitegroup Computer Systems .........................     0.10%
             Systex Corp .........................................     0.09%
             Taiwan Styrene Monomer ..............................     0.08%
             Nien Hsing Textile Co Ltd ...........................     0.08%

HISTORICAL CLOSING LEVELS OF THE TAIWAN INDEX

All historical data presented in the following graph on the Taiwan Index are not necessarily indicative of the future performance of the Taiwan Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the Taiwan Index during any period set forth below is not any indication that the Taiwan Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurances that the future performance of the Taiwan Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Taiwan Index on May 24, 2006 was 285.26. The actual Taiwan Index starting level will be the closing level of the Taiwan Index on the trade date.

THE INDICES
--------------------------------------------------------------------------------

The following graph sets forth the historical performance of the Taiwan Index from January 1, 1988 through May 24, 2006.

           [THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED REPORT]

           1988           100
                       120.62
                       147.15
                        140.5
                       171.89
                       186.33
                       200.86
                       257.97
                       317.25
                       355.46
                       265.81
                       281.87
                       214.43
                       249.46
                       284.49
                       295.15
                       314.87
                       387.51
                       372.82
                       361.77
                       374.26
                       392.04
                       386.67
                       345.85
           1990        364.65
                       477.33
                       448.65
                       395.92
                       349.74
                       283.68
                       207.63
                       217.22
                       144.65
                       109.65
                       132.49
                        165.7
                       168.68
                       150.12
                       189.52
                       199.03
                       232.39
                       220.06
                       229.66
                        198.7
                       176.36
                       190.92
                       174.93
                       173.71
           1992        179.13
                       207.83
                       193.35
                       185.57
                       174.37
                       173.19
                       171.87
                          158
                        149.3
                       140.41
                       143.62
                       146.07
                       133.19
                       130.06
                       173.36
                       190.34
                       179.22
                       166.79
                       156.72
                       156.62
                       153.29
                        150.9
                       160.86
                       175.81
           1994        254.54
                       253.02
                        222.2
                       215.83
                       236.72
                       243.83
                       246.42
                       279.82
                       287.67
                       296.34
                       272.04
                       266.65
                       300.83
                       263.94
                       272.69
                       271.12
                       241.87
                       236.81
                       226.69
                       219.85
                       206.32
                       213.26
                       204.18
                       201.99
           1996        217.84
                       203.55
                       207.56
                        217.1
                       270.36
                       265.81
                       299.37
                       275.21
                       286.15
                       293.09
                       284.45
                       299.91
                       304.92
                       317.15
                       337.54
                       334.39
                       357.22
                       345.03
                       390.21
                       435.94
                       418.44
                       367.54
                       310.64
                       327.24
           1998        337.27
                       331.96
                        379.2
                        367.8
                       334.23
                       311.31
                       294.62
                       289.46
                       243.63
                       260.39
                       277.51
                       294.78
                       261.28
                       254.33
                       272.85
                       299.89
                       321.68
                       308.36
                       371.47
                       324.48
                       360.34
                       335.98
                          347
                       349.71
           2000        385.22
                       438.86
                       420.58
                       432.65
                          386
                       395.97
                          366
                          359
                          337
                          285
                          256
                          242
                          222
                          281
                          260
                          260
                          242
                          232
                          228
                          204
                          210
                          165
                          182
                          207
           2002           256
                       267.38
                       255.66
                       277.77
                       269.39
                       254.39
                        227.3
                       214.55
                       206.54
                       178.86
                       197.43
                       202.03
                       189.53
                       212.13
                       186.84
                       184.08
                       179.54
                       197.35
                       210.88
                       233.69
                       251.53
                       250.04
                        268.9
                       254.47
           2004        259.11
                       276.82
                       287.79
                       277.02
                       260.54
                       254.19
                       248.25
                       228.72
                       244.08
                       243.79
                       239.09
                       245.37
                       257.67
                       250.87
                       259.46
                        247.5
                       242.36
                        252.9
                       260.81
                       263.33
                       251.52
                       256.41
                        241.3
                       262.64
           2006        275.81
                       276.81
                       279.32
                       272.82
                       279.69
                       302.53
                       303.61
                       285.26


SOURCE: BLOOMBERG L.P.

THE THAILAND INDEX

The MSCI Thailand Index(SM) (the "Thailand Index") is a free float-adjusted market capitalization index that is designed to measure equity market performance in Thailand. The Thailand Index is calculated by MSCI and reported by Bloomberg L.P. under the ticker symbol "MXTH."

As of May 24, 2006, the components of the Thailand Index and their weights were as follows.

             NAME                                                 % WEIGHTS
             ----                                                 ---------
             PTT PCL ...........................................     17.55%
             PTT Exploration & Production PCL ..................     12.56%
             Bangkok Bank PCL ..................................      8.97%
             Advanced Info Service PCL .........................      6.85%
             Kasikornbank PCL ..................................      6.43%
             Siam Cement PCL ...................................      6.01%
             Siam Commercial Bank PCL ..........................      4.11%
             Bangkok Bank PCL ..................................      3.15%
             Krung Thai Bank PCL ...............................      2.56%
             Siam Cement PCL ...................................      2.49%
             Kasikornbank PCL ..................................      2.44%
             Airports of Thailand PCL ..........................      2.09%
             Thai Airways International Pcl ....................      1.99%
             PTT Chemical PCL ..................................      1.91%
             Banpu PCL .........................................      1.58%
             True Corp PCL .....................................      1.50%
             Charoen Pokphand Foods PCL ........................      1.47%
             Hana Microelectronics Pcl .........................      1.30%
             Siam City Cement Pcl ..............................      1.27%
             Land and Houses PCL ...............................      1.24%
             BEC World PCL .....................................      1.17%
             Ratchaburi Electricity Generating Holdin ..........      0.92%
             Electricity Generating PCL ........................      0.90%

THE INDICES
--------------------------------------------------------------------------------

The Thailand Index (continued)

             NAME                                                 % WEIGHTS
             ----                                                 ---------
             CP Seven Eleven PCL ...............................      0.88%
             Thanachart Capital PCL ............................      0.88%
             Land and Houses PCL ...............................      0.83%
             Italian-Thai Development PCL ......................      0.75%
             Thai Union Frozen Products PCL ....................      0.68%
             Bangkok Expressway PCL ............................      0.67%
             Kiatnakin Bank PCL ................................      0.59%
             Siam Makro PCL ....................................      0.57%
             Tisco Bank PCL ....................................      0.56%
             Sahaviriya Steel Industries PCL ...................      0.55%
             Delta Electronics Thai PCL ........................      0.54%
             Precious Shipping PCL .............................      0.54%
             Aromatics Thailand PCL ............................      0.51%
             Kim Eng Securities Thailand PCL ...................      0.39%
             Sino Thai Engineering & Construction PCL ..........      0.36%
             GMM Grammy PCL ....................................      0.13%
             ITV PCL ...........................................      0.12%

HISTORICAL CLOSING LEVELS OF THE THAILAND INDEX

All historical data presented in the following graph on the Thailand Index are not necessarily indicative of the future performance of the Thailand Index or what the value of the Notes may be. Any historical upward or downward trend in the closing level of the Thailand Index during any period set forth below is not any indication that the Thailand Index is more or less likely to increase or decline at any time during the term of the Notes. UBS cannot make any assurances that the future performance of the Thailand Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Thailand Index on May 24, 2006 was 283.51. The actual Thailand Index starting level will be the closing level of the Thailand Index on the trade date.

The following graph sets forth the historical performance of the Thailand Index from January 1, 1988 through May 24, 2006.



[THE DATA BELOW REPRESENTS A GRAPH IN THE PRINTED REPORT]

           1988           100
                        115.3
                          136
                       140.38
                       153.69
                       156.18
                       168.16
                       172.06
                       164.31
                       167.12
                       158.12
                       146.55
                        142.7
                       158.84
                       157.31
                       156.02
                       177.07
                       194.31
                       208.42
                       209.72
                       231.13
                       232.39
                       238.92
                       271.96
           1990        298.98
                       291.01
                       273.35
                       284.85
                       285.36
                        328.2
                       345.14
                       365.96
                        287.2
                       213.23
                       211.08
                       182.18
                       206.61
                       226.55
                       264.68
                       292.45
                       290.09
                       262.08
                       248.74
                       240.83
                       235.83
                       222.49
                       213.86
                       225.92
           1992        243.82
                       265.79
                          268
                       284.68
                       263.52
                       244.59
                       262.89
                       259.13
                       262.58
                       296.12
                       330.88
                       314.98
                       321.02
                       359.16
                        353.3
                       324.08
                       331.73
                       321.33
                       336.33
                       346.97
                       355.11
                       363.38
                       472.61
                       492.99
           1994        639.22
                       574.47
                       518.08
                       471.71
                       486.62
                       530.86
                       510.28
                       564.68
                       623.54
                       595.89
                       620.98
                       554.96
                        558.2
                          491
                       521.27
                       488.67
                       489.94
                       571.88
                       567.01
                       558.57
                       534.03
                       531.22
                       524.04
                       492.46
           1996        528.37
                       580.24
                       544.07
                       532.89
                       543.09
                       553.41
                       523.61
                       445.76
                       452.21
                       453.02
                       366.75
                       376.04
                        333.7
                       317.68
                       290.42
                        286.7
                       273.42
                       229.81
                       217.98
                        294.1
                       208.19
                       247.11
                       184.17
                       162.28
           1998        160.88
                       236.59
                       232.08
                       187.82
                       166.87
                       126.48
                        95.82
                        96.99
                        73.94
                        95.13
                       122.56
                       139.84
                       135.05
                       140.61
                       128.51
                       137.05
                       193.89
                       185.62
                       216.73
                       190.85
                       190.62
                       163.39
                       175.52
                        185.4
           2000        204.95
                       198.58
                       155.82
                       170.25
                        160.6
                       130.62
                       136.01
                       111.34
                       125.37
                       103.94
                       104.81
                       108.69
                       102.46
                       131.36
                       128.07
                       110.64
                       113.83
                       114.22
                       116.54
                       105.52
                       121.72
                       100.51
                        96.92
                       108.92
           2002         107.5
                       127.32
                       136.45
                       134.92
                       132.49
                       146.29
                        135.6
                       129.62
                       125.31
                       116.76
                       127.15
                        132.5
                       130.23
                       138.54
                       134.41
                        138.1
                       140.16
                       153.27
                       170.68
                       174.89
                       188.74
                       199.64
                       211.53
                        215.8
           2004        280.47
                       254.21
                       258.59
                       240.79
                       241.27
                       242.01
                       245.32
                       242.01
                       240.24
                       247.41
                       243.38
                       257.06
                       263.88
                       273.09
                       292.83
                          266
                       257.57
                       261.75
                       265.49
                       271.79
                       281.27
                       290.33
                       268.29
                       268.77
                       291.98
                       313.19
                       304.57
                       293.46
                       306.59
                        306.9
                       283.51



SOURCE: BLOOMBERG L.P.

THE INDICES
--------------------------------------------------------------------------------

The Brazil, Taiwan and Thailand Indices are part of a series of indexes sponsored by MSCI called the "MSCI Standard Index series."

All information in this prospectus supplement regarding the MSCI Indices, including, without limitation, their make-up, method of calculation and changes in their components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Morgan Stanley Capital International Inc. (the "MSCI Indices Sponsor"). The MSCI Indices Sponsor has no obligation to continue to publish, and may discontinue publication of, the MSCI Indices. We no not assume any responsibility for the accuracy or completeness of such information. Historical performance of the MSCI Indices is not an indication of future performance. Future performance of the MSCI Indices may differ significantly from historical performance, either positively or negatively.

CONSTRUCTING THE MSCI STANDARD INDEX SERIES

MSCI undertakes an index construction process which involves:

>    Defining the equity universe.

> Adjusting the total market capitalization of all securities in the universe for free floating available to foreign investors.

> Classifying the universe of securities under the Global Industry Classification Standard ("GICS").

> Selecting securities for inclusion according to MSCI's index construction rules and guidelines.

Defining the Equity Universe

The index construction process starts at the country level, with the identification of the universe of investment opportunities.

MSCI classifies each company and its securities in one and only one country. This allows securities to be sorted distinctly by their respective countries. In general, companies and their respective securities are classified as belonging to the country in which they are incorporated. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except investment trusts, mutual funds and equity derivatives, are eligible for inclusion in the universe. Generally, only equity or equity-like securities that are listed in the country of classification are included in the universe.

Adjusting the Total Market Capitalization of Securities for Free Float

After identifying the universe of securities, MSCI calculates the free float-adjusted market capitalization of each security in that universe. The process of free floating-adjusting market capitalization involves:

> Defining and estimating the free float available to foreign investors for each security, using MSCI's definition of free float.

>    Assigning a free float-adjustment factor to each security.

> Calculating the free float-adjustment market capitalization of each security.

MSCI defines the free float of a security as the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors. In practice, limitations on free float available to international investors include:

> Strategic and other shareholdings not considered part of available free float.

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>    Limits on share ownership for foreign investors.

>    Other foreign investment restrictions.

MSCI's estimation of free float is based solely on publicly available shareholder information obtained from multiple information sources. For each security, all available shareholdings are considered where public data is available, regardless of the size of the shareholding. Construction may be conducted with analysts, other industry experts and official company contracts, particularly where disclosure standards or data quality make the estimation of free float difficult.

Classifying the universe of securities under the Global Industry Classification Standard

In addition to the free floating-adjustment of market capitalization, all securities in the universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P, the Global Industry Classification Standard ("GICS"). The comprehensive classification scheme provides a universal approach to industries worldwide and forms the basis for achieving MSCI's objective of reflecting broad and fair representation in its indexes.

GICS consists of 10 sectors, 24 industry groups, 62 industries and 132 sub-industries. Each company is assigned to one sub-industry. The GICS guidelines used to determine the appropriate industry classification are:

> A security is classified in a sub-industry according to the business activities that generate approximately 60% or more of the company's revenues.

> A company engaged in two or more substantially different business activities, none of which contributes 60% or more of revenues, is classified in the sub-industry that provides the majority of both the company's revenues and earnings.

> Where the above guidelines cannot be applied, or are considered inappropriate, further analysis is conducted, and other factors are analyzed to determine an appropriate classification.

Selecting Securities for Index Inclusion

In order to ensure a broad and fair representation in the indexes of the diversity of business activities in the universe, MSCI follows a "bottom-up" approach to index construction, building indexes from the industry group level up. The bottom-up approach to index construction requires a thorough analysis and understanding of the characteristics of the universe. This analysis drives the individual security selection decisions, which aim to reflect the overall features of the universe in the country index.

MSCI targets an 85% free float-adjusted market representation level within each industry group, within each country. The security selection process within each industry group is based on the careful analysis of:

> Each company's business activities and the diversification that its securities would bring to the index.

> The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry group. In addition, securities that do not meet the minimum size guidelines discussed below and/or securities with inadequate liquidity are not considered for inclusion.

> The estimated free float for the company and its individual share classes. Only securities of companies with an estimated overall and/or security free float greater than 15% are, in general, considered for inclusion.

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MAINTAINING THE MSCI STANDARD INDEX SERIES

Overall, index maintenance can be described by three broad categories of implementation of changes.

> Annual full country index reviews that systematically re-assess the various dimensions of the equity universe for all countries and are conducted on a fixed annual timetable.

> Quarterly index reviews, aimed at promptly reflecting other significant market events.

> Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indexes rapidly as they occur.

Potential changes in the status of countries (standalone, emerging, developed) follow their own separate timetables. These changes are normally implemented in one or more phases at the regular annual full country index review and quarterly index review dates.

Annual Full Country Index Review

The objective of the annual full country review, which is carried out every May, is to systematically re-assess the various dimensions of the equity universe for all countries on a fixed annual timetable. This includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for constituent and non-constituent securities, updating of minimum size guidelines for new and existing constituents, as well as changes typically considered for a quarterly index review as discussed below.

Quarterly Index Review

The quarterly index review process is designed to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the index at the time of their actual occurrence and that should not wait until the annual full country index review due to their importance.

During a quarterly index review, securities may be added to or deleted from a country index for a variety of reasons including the following:

> Additions or deletions of securities, due to one or more industry groups having become significant over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

> Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float, and relaxation/removal or decreases of foreign ownership limitations not implemented immediately.

> Replacement of companies, which are no longer suitable industry representatives.

> Deletion of securities whose company and/or security free float has fallen to less than 15%.

>    Deletion of securities that have become very small or illiquid.

> Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

>    Additions or deletions of securities as a result of other market events.

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Ongoing Event-Related Changes

Ongoing event-related changes to the indexes are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. Ongoing event-related charges can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indexes at the time of the event.

Announcement Policy

The results of the annual full country index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May.

The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February, August and November.

All changes resulting from the corporate events are announced prior to their implementations.

The changes are typically announced at least ten business days prior to these changes becoming effective in the indexes as an "expected" announcement, or as an "undetermined" announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends "confirmed" announcements at least two business days prior to events becoming effective in the indexes, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 PM U.S. Eastern Standard Time (EST).

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of large secondary offerings for existing constituents, where possible, these changes will be announced prior to the end of a relevant subscription period and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both equity offerings and secondary offerings for U.S. securities will be confirmed through an announcement during market hours for same or next day implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable.

LICENSE AGREEMENT

MSCI and UBS have agreed to enter into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the MSCI Indices in connection with securities, including the Notes. The MSCI Indices are owned and published by MSCI.

The Notes are not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes or the ability of the MSCI Indices to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI Indices, which is determined, composed and calculated by MSCI without regard to the Notes or UBS. MSCI has no obligation to take the needs of UBS or the owners of this security into consideration in determining,

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composing or calculating the MSCI Indices. MSCI is not responsible for and has not participated in the determination of the timing of, pricing at or quantities of this security or in the determination or calculation of the equation by which this security is redeemable for cash. Neither MSCI nor any other party has any obligation or liability to owners of the Notes in connection with the administration, marketing or trading of the Notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE MSCI INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the Notes, or any other person or entity, should use or refer to MSCI's trade name, trade mark or service mark rights to the designations "Morgan Stanley Capital International(R)," "MSCI(R)," "Morgan Stanley Capital International Perspective(R)," to sponsor, endorse, market or promote the Notes without first contacting MSCI to determined whether MSCI's permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

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Valuation of the Notes


AT MATURITY. At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return.

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 137% of the Basket Return.

> If the Basket Return is between 0% and -10%, you will receive your principal.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

For further information concerning the calculation of the payment at maturity, see "What are the steps to calculate payment at maturity" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-50.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors many of which are beyond our control. We expect that generally the level of each Basket Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand, exchange rates, the volatility of the Basket Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-10 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

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Specific Terms of the Notes


In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. The Notes are linked to the performance of an Index Basket (the "Basket"), which is comprised of eight equity indices (each, a "Basket Index" and together, "Basket Indices") weighted as follows:
               BASKET INDICES                                         WEIGHTS
               ---------------------------------------------------------------
               Dow Jones EURO STOXX 50(R) Index
                 ("EURO STOXX Index") ..........................        15%
               Nikkei(R) 225 Index ("Nikkei Index") ............        15%
               FTSE/Xinhua China 25 Index(TM) ("China 25 Index")        15%
               MSCI Brazil Index(SM) ("Brazil Index")  .........        15%
               AMEX Hong Kong 30 Index ("HK Index") ............        10%
               Korea KOSPI(TM) 200 Index ("KOSPI2 Index") ......        10%
               MSCI Taiwan Index(SM) ("Taiwan Index") ..........        10%
               MSCI Thailand Index(SM) ("Thailand Index") ......        10%

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return:

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 137% of the Basket Return. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Participation Rate x Basket Return)).

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> If the Basket Return is between 0% and -10%, you will receive your principal.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Basket Return + 10%)).

The "Basket Return," which may be positive or negative, will be calculated as follows:

                   Basket Ending Level - Basket Starting Level
                   -------------------------------------------
                             Basket Starting Level

The "Basket Starting Level" is 100.

The "Basket Ending Level" is calculated as follows:

    100 x (1 + (15% of the EURO STOXX Index Return + 15% of the Nikkei Index Return + 15% of the China 25 Index Return + 15% of the Brazil Index Return + 10% of the HK Index Return + 10% of the KOSPI2 Index Return + 10% of the Taiwan Index Return + 10% of the Thailand Index Return)).

The "EURO STOXX Index Return" is calculated based on the closing level of the EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

EURO STOXX Index Return = EURO STOXX Index ending level -
                           EURO STOXX Index starting level
                           --------------------------------
                           EURO STOXX Index starting level

where the EURO STOXX Index starting level is 3574.86 and the EURO STOXX Index ending level will be the closing level of the EURO STOXX Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

Nikkei Index Return = Nikkei Index ending level - Nikkei Index starting level
                     --------------------------------------------------------
                               Nikkei Index starting level

where the Nikkei Index starting level is 15907.2 and the Nikkei Index ending level will be the closing level of the Nikkei Index on the final valuation date.

The "China 25 Index Return" is calculated based on the closing level of the China 25 Index on the trade date relative to the final valuation date and is calculated as follows:

China 25 Index Return = China 25 Index ending level -
                        China 25 Index starting level
                        -------------------------------
                         China 25 Index starting level

where the China 25 Index starting level is 11032.56 and the China 25 Index ending level will be the closing level of the China 25 Index on the final valuation date.

The "Brazil Index Return" is calculated based on the closing level of the Brazil Index on the trade date relative to the final valuation date and is calculated as follows:

Brazil Index Return = Brazil Index ending level - Brazil Index starting level
                      -------------------------------------------------------
                           Brazil Index starting level

where the Brazil Index starting level is 1675.35 and the Brazil Index ending level will be the closing level of the Nikkei Index on the final valuation date.

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The "HK Index Return" is calculated based on the closing level of the HK Index on the trade date relative to the final valuation date and is calculated as follows:

HK Index Return = HK Index ending level - HK Index starting level
                  -----------------------------------------------
                             HK Index starting level

where the HK Index starting level is 792.63 and the HK Index ending level will be the closing level of the HK Index on the final valuation date.

The "KOSPI2 Index Return" is calculated based on the closing level of the KOSPI2 Index on the trade date relative to the final valuation date and is calculated as follows:

KOSPI2 Index Return = KOSPI2 Index ending level - KOSPI2 Index starting level
                      -------------------------------------------------------
                                    KOSPI2 Index starting level

where the KOSPI2 Index starting level is 173.36 and the KOSPI2 Index ending level will be the closing level of the KOSPI2 Index on the final valuation date.

The "Taiwan Index Return" is calculated based on the closing level of the Taiwan Index on the trade date relative to the final valuation date and is calculated as follows:

Taiwan Index Return = Taiwan Index ending level - Taiwan Index starting level
                      -------------------------------------------------------
                                  Taiwan Index starting level

where the Taiwan Index starting level is 285.26 and the Taiwan Index ending level will be the closing level of the Taiwan Index on the final valuation date.

The "Thailand Index Return" is calculated based on the closing level of the Thailand Index on the trade date relative to the final valuation date and is calculated as follows:

Thailand Index Return = Thailand Index ending level -
                        Thailand Index starting level
                        ------------------------------
                         Thailand Index starting level

where the Thailand Index starting level is 283.51 and the Thailand Index ending level will be the closing level of the Nikkei Index on the final valuation date.

THE RETURN MAY BE NEGATIVE, AND AS A RESULT YOU MAY LOSE SOME OF YOUR
INVESTMENT.

MATURITY DATE

The maturity date will be May 31, 2011, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

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FINAL VALUATION DATE

The final valuation date will be May 24, 2011, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Basket ending level on the final valuation date. As described above, the final valuation date may be postponed and thus the determination of the Basket ending level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for one or more Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Basket ending level be postponed by more than ten business days.

If the determination of the Basket ending level is postponed to the last possible day, but a market disruption event for one or more Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Basket ending level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket ending level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" on page S-57.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to one or more Basket Indices or any Basket Constituent Stocks.

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For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to one or more Basket Indices or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

SPECIFIC TERMS OF THE NOTES
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DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE BASKET INDICES; ALTERATION OF METHOD OF CALCULATION

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publish a substitute index that the calculation agent determines is comparable to the particular Basket Index and approves as a successor index, then the calculation agent will determine the Basket ending level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more Basket Indices are discontinued and that there is no successor index on the date when the ending level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the Basket Constituent Stocks or the method of calculating the particular Basket Index has been changed at any time in any respect that causes the particular Basket Index not to fairly represent the value of the particular Basket Index had such changes not been made or that otherwise affects the calculation of the Basket ending level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are appropriate to ensure that the Basket ending level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to Basket ending level and the amount payable at maturity or otherwise relating to the levels of the Basket Indices may be made by the calculation agent in its sole discretion.

SPECIFIC TERMS OF THE NOTES
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MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Basket ending level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

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Use of Proceeds and Hedging


We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more Basket Indices and/or listed and/or over-the-counter options or futures or exchange-traded funds on the Basket Constituent Stocks or one or more of the Basket Indices prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>    acquire or dispose of securities of the issuers of Basket Constituent
     Stocks;

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the closing level of any Basket Index or the value of the Basket Constituent Stocks;

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the closing level of other similar market indices or stocks, or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Basket Constituent Stocks, listed or over-the-counter options or futures on the Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of the equities market.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-10 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

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Capitalization of UBS


The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF MARCH 31, 2006 (UNAUDITED)                             CHF          USD
--------------------------------------------------------------------------------
                                                                (IN MILLIONS)
Debt
  Debt issued(1) .....................................     296,632      227,316
                                                         ---------     --------
  Total Debt .........................................     296,632      227,316
Minority Interest(2) .................................       5,571        4,269
Shareholders' Equity .................................      47,850       36,669
                                                         ---------     --------
Total capitalization .................................     350,053      268,254
                                                         =========     ========


--------------

(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION.

(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76632.

INCORPORATION OF INFORMATION ABOUT UBS AG

We incorporate by reference in this prospectus supplement UBS AG's submissions on Form 6-K, which UBS AG filed with the SEC on April 11, 2006 and May 4, 2006 (containing UBS AG's First Quarter 2006 Report).

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Supplemental Tax Considerations


THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus). NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a pre-paid cash-settled forward contract with respect to the Basket Indices and the terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you would recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes would be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENT. Alternatively, it is possible that your Notes should be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If your Notes are treated as contingent debt instruments and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Notes, such

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL AND INTEREST

Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION

Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are an individual resident in Switzerland for tax purposes and hold Notes as your private property, you should consult with your own tax advisor. It is possible that, for Swiss income tax purposes, your investment in Notes may be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you may be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you may be taxed upon the difference between the sale proceeds and your initially invested amount.

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ERISA Considerations


We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

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Supplemental Plan of Distribution


UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 3.00% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS
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PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ..........         S-1
Risk Factors ...........................        S-10
The Indices ............................        S-16
Valuation of the Notes .................        S-49
Specific Terms of the Notes ............        S-50
Use of Proceeds and Hedging ............        S-57
Capitalization of UBS ..................        S-58
Supplemental Tax Considerations ........        S-59
ERISA Considerations ...................        S-61
Supplemental Plan of Distribution ......        S-62

PROSPECTUS

Introduction ...........................         3
Cautionary Note Regarding Forward-
  Looking Information ..................         5
Incorporation of Information About
  UBS AG ...............................         7
Where You Can Find More
  Information ..........................         8
Presentation of Financial Information ..         9
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its
  Management and Others ................        10
Capitalization of UBS ..................        10
UBS ....................................        11
Use of Proceeds ........................        13
Description of Debt Securities We May
  Offer ................................        14
Description of Warrants We May Offer ...        36
Legal Ownership and Book-Entry
  Issuance .............................        53
Considerations Relating to Indexed
  Securities ...........................        59
Considerations Relating to Securities
  Denominated or Payable in or Linked to
  a Non-U.S. Dollar Currency ...........        62
U.S. Tax Considerations ................        65
Tax Considerations Under the Laws of
  Switzerland ..........................        76
ERISA Considerations ...................        78
Plan of Distribution ...................        79
Validity of the Securities .............        82
Experts ................................        82



[UBS LOGO]

UBS AG
Partial Principal
Protected Notes


UBS AG $29,250,000 NOTES
LINKED TO AN INTERNATIONAL
INDEX BASKET
DUE MAY 31, 2011






PROSPECTUS SUPPLEMENT


MAY 24, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)













UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.